Filed Pursuant to Rule 424(b)(5)
Registration Statement No. 333-192338

This preliminary prospectus supplement relates to an effective registration statement under the Securities Act of 1933, but the information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell and are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED NOVEMBER 19, 2013

PROSPECTUS SUPPLEMENT

(to Prospectus dated November 14, 2013)

4,500,000 Shares

National Health Investors, Inc.

Common Stock

We are selling 4,500,000 shares of our common stock. Our common stock is listed on the New York Stock Exchange (“NYSE”) under the symbol “NHI.” The last reported sales price of our common stock on the NYSE on November 18, 2013 was $60.86 per share.

To preserve our status as a real estate investment trust (“REIT”) for U.S. federal income tax purposes, there are restrictions on the ownership and transfer of our common stock. See “Description of Capital Stock We May Offer — Restrictions on Transfer and Ownership of Stock” in the accompanying prospectus.

Investing in our common stock involves a high degree of risk. Before making a decision to invest in our common stock, you should carefully read and consider the information under the caption “Risk Factors” beginning on page S-8 of this prospectus supplement, in our Annual Report on Form 10-K for the year ended December 31, 2012 and in our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2013, June  30, 2013 and September 30, 2013 incorporated herein by reference.

	Per Share	Total
Price to public	$	$
Underwriting discounts and commissions	$	$
Proceeds, before expenses, to us	$	$

The underwriters have an option to purchase up to an additional 675,000 shares of our common stock from us at the price to public, less the underwriting discounts and commissions, within 30 days of the date of this prospectus supplement. If the underwriters exercise this option in full, the total underwriting discounts and commissions will be $            , and total proceeds to us, before expenses, will be $            .

None of the Securities and Exchange Commission, any state securities commission, or any other regulatory body has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The underwriters expect to deliver the shares on or about November     , 2013.

Joint Book-Running Managers

Wells Fargo Securities	BofA Merrill Lynch	BMO Capital Markets

Prospectus Supplement dated November     , 2013.

You should rely only on the information contained in or incorporated by reference in this prospectus supplement, the accompanying prospectus and any related free writing prospectus. We have not, and the underwriters have not, authorized anyone to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it. We are not, and the underwriters are not, making an offer to sell these shares of common stock in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus, any such free writing prospectus and the documents incorporated by reference is accurate only as of the respective dates of such documents or such other dates as may be specified therein. Our business, financial condition, liquidity, results of operations and prospects may have changed since those dates.

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ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which adds to, updates and changes information contained in the accompanying prospectus and the documents incorporated by reference herein and in the accompanying prospectus. The second part is the accompanying prospectus, which gives more general information, some of which may not apply to this offering. To the extent the information contained in this prospectus supplement differs from the information contained in the accompanying prospectus or any document incorporated by reference herein or therein, the information in this prospectus supplement shall control. You should read both this prospectus supplement and the accompanying prospectus, together with the additional information described below under the headings “Incorporation of Certain Documents by Reference” and “Where You Can Find More Information.”

All references in this prospectus to “NHI,” “we,” “us” and “our” mean National Health Investors, Inc. and its consolidated subsidiaries (except where it is clear from the context that the term means only the issuer, National Health Investors, Inc.).

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The Securities and Exchange Commission (the “SEC”) allows us to “incorporate by reference” into this prospectus supplement and the accompanying prospectus certain information we file with the SEC in other documents. This means that we can disclose important information to you by referring you to other documents that we file with the SEC. The information may include documents filed after the date of this prospectus supplement, but prior to the termination of this offering, which update and supersede the information you read in this prospectus supplement. We incorporate by reference the documents listed below filed by us with the SEC under Section 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (other than Current Reports on Form 8-K furnished under Item 2.02 or Item 7.01 thereof), until the termination of this offering:

•	Our Annual Report on Form 10-K for the year ended December 31, 2012, filed with the SEC on February 15, 2013 (as amended by the Annual Report on Form 10-K/A filed with the SEC on February 25, 2013);

•	Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2013, June 30, 2013 and September 30, 2013, filed with the SEC on May 6, 2013, August 6, 2013 and November 4, 2013, respectively;

•

Our Current Reports on Form 8-K, filed with the SEC on January 3, 2013 (three filings), January 15, 2013, January 18, 2013, February 1, 2013, February 15, 2013 (one filing (with respect to Items 8.01 and 9.01), which is as amended by the Current Report on Form 8-K/A filed with the SEC on February 19, 2013), February 27, 2013, April 18, 2013, April 26, 2013 (two filings), May 6, 2013 (one filing (with respect to Item 5.07)), May 30, 2013, July 1, 2013 (three filings, one of which is as amended by the Current Report on Form 8-K/A filed with the SEC on September 4, 2013), July 15, 2013, July 23, 2013, September 3, 2013, September 13, 2013, September 16, 2013, September 26, 2013, October 18, 2013, November 4, 2013 (one filing (with respect to Items 8.01 and 9.01)) and November 19, 2013 (one filing (with respect to Item 1.01 only)); and

•

The description of our common stock contained in Form 10 as amended by Form 8 effective with the SEC in October 1991 and any amendment or report filed for the purpose of updating such description, including the description of amendments to our charter contained in our proxy statement dated March 20, 2009.

Any statement contained in this prospectus supplement, the accompanying prospectus or in a document incorporated, or deemed to be incorporated, by reference in this prospectus supplement or the accompanying prospectus shall be deemed modified, superseded, or replaced for purposes of this prospectus supplement or the accompanying prospectus to the extent that a statement contained in this prospectus supplement or the accompanying prospectus or in any subsequently filed document that also is,

S-ii

or is deemed to be, incorporated by reference in this prospectus supplement or the accompanying prospectus modifies, supersedes, or replaces such statement. Any statement so modified, superseded, or replaced shall not be deemed, except as so modified, superseded, or replaced, to constitute a part of this prospectus supplement or the accompanying prospectus.

We will provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus supplement and the accompanying prospectus is delivered, upon that person’s written or oral request, a copy of any or all of the information incorporated by reference in this prospectus supplement and the accompanying prospectus (other than exhibits to those documents, unless the exhibits are specifically incorporated by reference into those documents). Requests should be directed to:

Roger R. Hopkins, CPA

National Health Investors, Inc.

222 Robert Rose Drive

Murfreesboro, Tennessee 37129

(615) 890-9100

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Exchange Act and, therefore, we file annual, quarterly and current reports, proxy statements, and other documents with the SEC. You may read and copy any of the reports, proxy statements and any other information that we file at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains a website at http://www.sec.gov that contains reports, proxies, information statements and other information regarding registrants, including us, that file electronically with the SEC. We also maintain a website at http://www.nhireit.com; however, the information contained on this website does not constitute a part of this prospectus supplement or the accompanying prospectus. Reports, proxy statements and other information about us may also be inspected at the NYSE, 20 Broad Street, New York, New York 10005.

This prospectus supplement and the accompanying prospectus are a part of a registration statement on Form S-3 that we filed under the Securities Act of 1933, as amended (the “Securities Act”), and, as permitted by the SEC’s rules, do not contain all of the information set forth in the registration statement. For further information about us and the securities that may be offered, we refer you to the registration statement and the exhibits that are filed with it. You can review and copy the registration statement and its exhibits and schedules at the addresses listed above.

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CAUTIONARY LANGUAGE REGARDING FORWARD-LOOKING STATEMENTS

Statements in this prospectus supplement and the accompanying prospectus and the information incorporated by reference in this prospectus supplement and the accompanying prospectus within the meaning of the Private Securities Litigation Reform Act of 1995 that are not historical factual statements are “forward-looking statements.” We intend to have our forward-looking statements covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and include this statement for purposes of complying with those provisions. Forward-looking statements include, among other things, statements regarding our and our officers’ intent, belief or expectations as identified by the use of words such as “may,” “will,” “project,” “expect,” “believe,” “intend,” “anticipate,” “seek,” “forecast,” “plan,” “estimate,” “could,” “would,” “potential,” “should” or the negative of these forward-looking phrases or similar words or phrases. In addition, we, through our officers, from time to time, make forward-looking oral and written public statements concerning our expected future operations, strategies, securities offerings, growth and investment opportunities, dispositions, capital structure changes, budgets and other developments. Readers are cautioned that, while forward-looking statements reflect our good faith belief and reasonable assumptions based upon current information, we can give no assurance that our expectations or forecasts will be attained. Therefore, readers should be mindful that forward-looking statements are not guarantees of future performance and that they are subject to known and unknown risks and uncertainties that are difficult to predict. As more fully set forth under the heading “Risk Factors” in this prospectus supplement, our Annual Report on Form 10-K for the year ended December 31, 2012 and our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2013, June 30, 2013 and September 30, 2013, factors that may cause our actual results to differ materially from the expectations expressed in or implied by the forward-looking statements include:

•	We depend on the operating success of our customers (facility operators) for collection of our revenues during this time of uncertain economic conditions in the U.S.;

•	We are exposed to the risk that our tenants and borrowers may become subject to bankruptcy or insolvency proceedings;

•

We are exposed to risks related to governmental regulations and payors, principally Medicare and Medicaid, and the effect that lower reimbursement rates will have on our tenants’ and borrowers’ business and creditworthiness;

•	We are exposed to the risk that the cash flows of our tenants and borrowers will be adversely affected by increased liability claims and general and professional liability insurance costs;

•	We are exposed to risks related to environmental laws and the costs associated with the liability related to hazardous substances;

•	We are exposed to the risk that we may not be indemnified by our lessees and borrowers against future litigation;

•

We are exposed to the risk that the occupancy and rental rates at our facilities may fluctuate and be insufficient to allow our tenants, operators or borrowers to meet their obligations to us for a number of reasons, including market and economic conditions, and could reduce or eliminate our return on investment or materially and adversely affect our financial condition, liquidity and results of operations;

•	We may be unable to successfully complete the pending acquisition of the Holiday Portfolio (as defined herein);

•	We depend on the success of future acquisitions and investments, including the pending acquisition of the Holiday Portfolio;

•	We depend on the ability to reinvest cash in real estate investments in a timely manner and on acceptable terms;

•	We may need to raise capital in the future, which may not be available on terms acceptable to us or at all;

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•	We are exposed to the risk that the illiquidity of real estate investments could impede our ability to respond to adverse changes in the performance of our properties;

•

We are exposed to risks associated with our investments in unconsolidated entities, including our lack of sole decision-making authority and our reliance on the financial condition and liquidity of other interests;

•

We depend on revenues derived mainly from fixed rate investments in real estate assets, while our debt capital used to finance those investments is primarily at variable rates, which creates interest rate risk to us;

•

We have covenants related to our indebtedness, which impose certain operational limitations, and a breach of those covenants could materially and adversely affect our financial condition, liquidity and results of operations;

•	We are exposed to the risk that our assets may be subject to impairment charges;

•	We depend on the ability to continue to qualify as a REIT;

•

We have ownership limits in our charter with respect to our common stock and other classes of capital stock which may delay, defer or prevent a transaction or a change of control that might involve a premium price for our common stock or might otherwise be in the best interests of our stockholders; and

•

We are subject to certain provisions of Maryland law and our charter and bylaws that could hinder, delay or prevent a change in control transaction, even if the transaction involves a premium price for our common stock or our stockholders believe such transaction to be otherwise in their best interests.

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SUMMARY

Except for statements under “— Recent Developments” below, the information below is only a summary of more detailed information included elsewhere in this prospectus supplement, the accompanying prospectus and the documents incorporated herein and therein by reference. This summary does not contain all the information that you should consider before making a decision to invest in our common stock. As a result, you should carefully read this entire prospectus supplement, including the “Risk Factors” and “Cautionary Language Regarding Forward-Looking Statements” sections, as well as the accompanying prospectus and the documents incorporated herein and therein by reference before deciding whether to invest in our common stock.

Our Company

We are a self-managed REIT that invests in income-producing health care properties, primarily in the senior housing and long-term care industries. Our strategy is to invest in health care real estate and in the operations thereof through independent third-party managers to generate current income for distribution to our stockholders. We have pursued this strategy by investing primarily in leased properties, loans and transaction structures allowed by the REIT Investment Diversification Empowerment Act of 2007 (“RIDEA”). These investments include senior housing, skilled nursing facilities, medical office buildings and hospitals, which we collectively refer to herein as “Health Care Facilities.” Senior housing includes assisted living facilities, senior living campuses and independent living facilities.

As of September 30, 2013, our continuing operations consisted of investments in real estate and mortgage notes receivable from 146 Health Care Facilities located in 27 states, consisting of 69 senior housing communities, 71 skilled nursing facilities, two medical office buildings, and four hospitals and other notes receivable. These investments consisted of real estate investments with an aggregate original cost of approximately $944,346,000 (excluding our corporate office building with an original cost of $882,000) that are leased to 23 lessees and mortgage and other notes receivable due from 14 borrowers with an aggregate carrying value of $59,367,000. Our 135 owned Health Care Facilities are leased to third-party operators, 42 of which are leased to National HealthCare Corporation (“NHC”), a publicly-held company and our largest tenant.

Our Investments

We continually seek to diversify our portfolio of owned properties by geography, tenant, and asset type. Since 2009, we have sought to selectively decrease our exposure to tenants subject to reimbursement risk by increasing our ownership of properties in the assisted living and independent living sectors, which are typically private pay in nature, and placing less emphasis on investments in properties that derive a significant portion of their revenue through governmental reimbursement, primarily from Medicare and Medicaid. While we will occasionally acquire skilled nursing facilities that we believe are in good physical condition, well located and operated by experienced operators, our current investment focus is on acquiring assisted living and memory care facilities, independent living facilities and senior housing campuses which contain two or more facility types.

Our leases are typically triple-net leases on single-tenant properties with an initial leasehold term of 10 to 15 years with one or more five-year renewal options. Our investments may also take the form of acquisitions of properties from other real estate investors, mortgage loans or in operations (through structures allowed by RIDEA). We have also provided construction loans for facilities for which we were already committed to provide long-term financing or for which the operator has agreed to enter into a lease with us upon completion of construction.

As of September 30, 2013, we had an 85% equity interest in and an affiliate of Bickford Senior Living (“Bickford”) had a 15% equity interest in one of our consolidated subsidiaries that owns 27 assisted living/memory care facilities and also has three facilities under construction. The facilities are leased to an operating company, in which we also hold an 85% ownership interest through a taxable REIT subsidiary (a “TRS”), but do not control. This investment with Bickford is structured to comply with the provisions of RIDEA, permitting us to receive rent payments, through a triple-net lease between a property company and an operating company, and giving us the opportunity to capture additional value on any improving performance of the operating company, through distributions to the TRS.

Our Portfolio

The following tables summarize our investments in real estate and mortgage and other notes receivable as of September 30, 2013:

Health Care Facilities	Properties	Units/Sq. Ft.*	Revenue Nine Months Ended September 30, 2013 ($ in thousands)
Senior Housing Communities
Assisted Living Facilities	58	2,930	$20,475
Senior Living Campuses	5	797	5,087
Independent Living Facilities	3	273	928

	66	4,000	26,490

Skilled Nursing Facilities	64	8,768	46,253
Hospitals	3	181	5,324
Medical Office Buildings	2	88,517 *	812

Total Health Care Facilities	135		$78,879

Mortgage and Other Notes Receivable
Senior Housing Properties
Assisted Living Facilities	2	190	$547
Senior Living Campuses	1	76	85

	3	266	632
Skilled Nursing Facilities	7	594	2,425
Hospitals	1	70	900
Other Notes Receivable	—	—	1,920

Total Mortgage and Other Notes Receivable	11		$5,877

Total Portfolio	146		$84,756

Portfolio Summary	Properties	Investment %	Revenue Nine Months Ended September 30, 2013 ($ in thousands)

Health Care Facilities	135	93.1%	$78,879
Mortgage and Other Notes Receivable	11	6.9%	5,877

Total Portfolio	146	100.0%	$84,756

Summary of Facilities by Type
Skilled Nursing Facilities	71	57.4%	$48,677
Senior Housing Communities	69	32.0%	27,123
Hospitals	4	7.3%	6,224
Medical Office Buildings	2	1.0%	812
Other	—	2.3%	1,920

Total Real Estate Portfolio	146	100.0%	$84,756

Portfolio by Operator Type
Public	53	37.3%	$31,614
Regional	81	54.5%	46,193
Small	12	8.2%	6,949

Total Real Estate Portfolio	146	100.0%	$84,756

Public Operators
NHC	42	30.3%	$25,650
Emeritus Senior Living	9	4.2%	3,533
Community Health Systems, Inc.	2	2.8%	2,431

Total Public Operators	53	37.3%	$31,614

We also invest in preferred and common shares issued by other publicly-held healthcare REITs. As of September 30, 2013, such investments had a carrying value of $51,709,000.

Even as we make new investments, we expect to maintain a relatively low level of debt compared to the value of our assets and relative to our peers in the industry.

Principal Executive Offices

NHI was incorporated in Maryland in 1991. Our executive offices are located at 222 Robert Rose Drive, Murfreesboro, Tennessee 37129, and our telephone number is (615) 890-9100.

Recent Developments

Pending Acquisition

Acquisition Overview and Financing.    On November 18, 2013, we agreed to acquire a portfolio of 25 independent living facilities (the “Holiday Portfolio”), located in 12 states, from certain affiliates of Holiday Acquisition Holdings LLC (“Holiday”) for a total cash purchase price of $491 million, plus reimbursement to Holiday of $1.5 million for certain specified transaction costs. Immediately upon completion of the acquisition, we intend to lease the Holiday Portfolio to NH Master Tenant, LLC (“Holiday Tenant”), an indirect wholly-owned subsidiary of Holiday, pursuant to a triple-net master lease. Holiday will continue to operate the facilities pursuant to a management agreement with a Holiday-affiliated manager. Through its affiliates, Holiday, based in Lake Oswego, Oregon, operates more than 300 senior living facilities and is owned by investment funds managed by affiliates of Fortress Investment Group LLC.

We expect our acquisition of the Holiday Portfolio to close on or before December 31, 2013; however, the acquisition is subject to various conditions, and no assurance can be given that the acquisition will be completed by December 31, 2013 or at all.

On November 19, 2013, we entered into a commitment letter with Wells Fargo Securities, LLC, Wells Fargo Bank, National Association, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Bank of America, N.A. and Bank of Montreal acting under its trade name BMO Capital Markets for a term loan to fund a portion of the purchase price of our pending acquisition of the Holiday Portfolio. The commitment letter provides for a $250 million term loan with a maturity date of June 28, 2018 and the interest rate is expected to be, at our option, (a) LIBOR for periods of one, two, three or six months, as selected by us, plus 225 basis points or (b) a rate equal to the sum of (i) the highest of (x) the Federal Funds Rate plus 1/2 of 1%, (y) the prime commercial rate of Wells Fargo Bank, National Association and (z) the daily LIBOR for a one month interest period plus 1.0%, plus (ii) 125 basis points. The closing and funding of the term loan are subject to certain conditions precedent and the negotiation of and entry into definitive documentation, which is expected to include affirmative, negative and financial covenants; accordingly, there can be no assurance that we will obtain the term loan on the terms described above, other terms or at all. While we intend to finance our acquisition of the Holiday Portfolio with the net proceeds from this offering and borrowings under the term loan described above, we believe that we have alternative sources of financing available to us to fund all or a portion of the purchase price of the Holiday Portfolio.

Holiday Portfolio Overview.    The Holiday Portfolio consists of 25 independent living facilities with 2,841 units located in 12 states, with an average occupancy rate of 89.0% for the nine months ended September 30, 2013. The following table sets forth certain information about the Holiday Portfolio as of September 30, 2013:

Property	City	State	Age (Years)	Units
Butterfield Place	Fort Smith	AR	10.9	117
Apple Blossom	Rogers	AR	10.7	119
Bay Park	Pinole	CA	25.1	98
Mistywood	Roseville	CA	10.1	117
Fig Garden	Fresno	CA	25.1	103
Hampshire	Merced	CA	15.1	115
Standiford Place	Modesto	CA	26.5	121
Bridgecreek	West Covina	CA	27.5	108
Camelot	Hemet	CA	25.0	136
Riverplace	Columbus	GA	15.3	114
River’s Edge	Savannah	GA	14.9	121
Iris Place	Athens	GA	13.1	142
Chateau Du Boise	Boise	ID	29.2	97
Arbor Glen	Fort Wayne	IN	16.4	120
Nouveau Marc	Kenner	LA	25.3	113
Yardley Commons	Voorhees	NJ	7.8	107
Worthington	Gahanna	OH	8.6	117
Silver Arrow Estates	Broken Arrow	OK	11.7	126
Astor House At Springbrook Oak	Newberg	OR	11.1	121
Eagle Crest	Myrtle Beach	SC	8.5	120
Westminster	Greenville	SC	16.4	117
Bedford	Vancouver	WA	17.3	103
Kamlu Retirement Inn-Vancouver	Vancouver	WA	42.0	83
Orchard Park	Yakima	WA	25.2	101
Garden Club	Bellevue	WA	23.0	105

Total Portfolio				2,841

Master Lease Overview.    Immediately upon completion of the acquisition, we intend to lease the Holiday Portfolio to Holiday Tenant pursuant to a triple-net master lease. Holiday will continue to operate the facilities pursuant to a management agreement between Holiday Tenant and a Holiday-affiliated manager. Under the master lease, Holiday Tenant will be responsible for costs associated with operating and maintaining the Holiday Portfolio, including taxes, insurance and repair and maintenance. The term of the master lease will be for 17 years following its commencement date. The master lease will provide for base rent in the first year of approximately $31.9 million, with base rent to increase by 4.5% of the base rent for the prior year in years two, three and four. Thereafter, base rent will increase by the base rate applicable for the immediately preceding year multiplied by the lesser of (i) 3.75%; and (ii) the greater of (x) 3.5% and (y) the CPI increase during the immediately preceding year. Under the master lease, on an annual basis, Holiday Tenant is required to make capital improvements to the Holiday Portfolio equal to a minimum of $500 per unit during 2014, subject to annual escalations thereafter.

The master lease obligates Holiday Tenant to maintain specified lease coverage ratios, which the master lease defines as net operating income for the applicable trailing 12-month period for the Holiday Portfolio divided by the base rent for such trailing 12-month period. The following sets forth information about the required lease coverage ratios under the master lease:

•

From and after the quarter ending December 31, 2014 and for each subsequent quarter through the quarter ending December 31, 2018, the Holiday Portfolio is required to have a lease coverage ratio of not less than 1.00 to 1.00.

•

From and after the quarter ending March 31, 2019 and for each subsequent quarter through the quarter ending December 31, 2023, the Holiday Portfolio is required to have a lease coverage ratio of not less than 1.05 to 1.00.

•

From and after the quarter ending March 31, 2024 and for each subsequent quarter through the quarter ending December 31, 2028, the Holiday Portfolio is required to have a lease coverage ratio of not less than 1.10 to 1.00.

•	From the quarter ending March 31, 2029 and for each quarter thereafter, the Holiday Portfolio is required to have a lease coverage ratio of 1.15 to 1.00.

The master lease also requires Holiday Tenant to fund a security deposit with us in the amount of approximately $21.3 million, which shall serve as security for Holiday Tenant’s performance of its obligations to us under the master lease. Management fees payable to the Holiday-affiliated manager will be subordinated to Holiday Tenant’s obligation to pay rent to us under the master lease. Additionally, Holiday Tenant will grant us a first priority security interest in certain personal property and receivables arising from the operations of the Holiday Portfolio, which security interest shall secure Holiday Tenant’s obligations under the master lease. The lease terms also include (i) a non-competition provision restricting Holiday Tenant and certain of its affiliates, including the Guarantor (as defined below), from developing or constructing new independent living properties within 10 miles of any property acquired by us in the acquisition, (ii) restrictions on a change of control of Holiday Tenant or the Guarantor, subject to certain exceptions, and (iii) customary operating covenants, events of default and remedies.

Holiday Tenant’s obligations to us under the master lease will be guaranteed by its indirect parent, Holiday AL Holdings, LP (the “Guarantor”). Subject to certain exceptions and as specified in a guarantee of lease agreement between the Guarantor and us, the Guarantor has agreed to certain financial covenants, including maintaining a minimum net worth of $150 million, a fixed charge coverage ratio of 1.10x and a maximum leverage ratio of 10x. While we believe that the guarantee and the financial covenants contained in the master lease and the guarantee of lease agreement enhance the security of payments owed to us under the master lease, these security features may not ensure timely payment in full of all amounts due to us under the master lease or the guarantee of lease agreement. See “Risk Factors — Risks Related to Our Pending Acquisition of the Holiday Portfolio — Holiday Tenant may be unable to cover its lease obligations to us and there can be no assurance that the Guarantor will be able to cover any shortfall.”

Rationale for Acquisition.    We believe that the acquisition of the Holiday Portfolio will enhance our business for the reasons set forth below.

•

Obtain a high quality portfolio at an attractive price.    We have agreed to acquire the Holiday Portfolio through direct negotiations with Holiday for $172,826 per unit, which we believe is a discount to replacement cost. Based on our purchase price of $491 million and an annual base rent of $31.9 million for the first year of the master lease, we estimate an initial gross yield on our investment of approximately 6.5%.

•

Increase private payor revenue.    We believe the Holiday Portfolio provides us with an opportunity to advance our long-term strategy of increasing the proportion of our revenue attributable to non-governmental sources. Assuming completion of our acquisition of the Holiday Portfolio, our revenue attributable to private payors for the quarter ended September 30, 2013 would have been approximately 52%, as compared to approximately 36% without the acquisition of the Holiday Portfolio.

•

Leverage existing size and scale.    We believe that our existing presence and significant experience in nine of the 12 states in which the Holiday Portfolio is located may allow us to increase our asset base with limited additional general and administrative costs.

•

Enter new markets and build scale in certain existing markets.    Included in the Holiday Portfolio are four independent living facilities, with 469 units, that are located in states where we do not currently have properties, including Arkansas, New Jersey and Oklahoma. In addition, the Holiday Portfolio will enhance our presence in certain existing states where we currently have a limited presence. For example, we will increase our facility base in California from two to nine facilities and in Washington State from one to five facilities.

The Offering

Common stock offered by us	4,500,000 shares.

Common stock to be outstanding after this offering	32,376,176 shares.(1)

Option to purchase additional shares	We have granted the underwriters an option to purchase up to an additional 675,000 shares at the price to public less the underwriting discounts and commissions, which option may be exercised at any time in whole, or from time to time in part, on or before the 30th day following the date of this prospectus supplement.

Use of proceeds	We intend to use the net proceeds from this offering to fund a portion of the purchase price of our pending acquisition of the Holiday Portfolio described above under “— Recent Developments — Pending Acquisition” or, if the acquisition does not occur, for general corporate purposes, which may include other potential future acquisitions. See “Use of Proceeds.”

NYSE symbol	“NHI.”

Risk factors	See the information under the caption “Risk Factors” in this prospectus supplement, our Annual Report on Form 10-K for the year ended December 31, 2012 and our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2013, June 30, 2013 and September 30, 2013 for a discussion of factors you should consider before deciding to invest in our common stock.

Dividend policy	We paid a dividend of $0.735 per share of common stock with respect to the quarter ended September 30, 2013. On an annualized basis, this would be $2.94 per share of our common stock. Any future dividends will be at the sole discretion of our Board of Directors and will depend on several factors, including our results of operations, cash requirements and surplus, financial condition, covenant restrictions and other factors that our Board of Directors may deem relevant. Accordingly, no assurance can be given that our current dividend rate will be maintained. In general, our credit facilities and term loans prohibit us from paying dividends, other than cash dividends necessary to maintain our qualification for taxation as a REIT, if payment of such dividend would result in a default relating to our indebtedness.

(1)

The number of shares of our common stock to be outstanding after this offering is based on 27,876,176 shares of our common stock outstanding as of November 18, 2013, which excludes: (i) 675,000 shares of our common stock issuable upon the exercise of the underwriters’ option to purchase additional shares; (ii) 1,160,635 shares of our common stock reserved for issuance under our equity incentive plans; and (iii) 516,674 shares of our common stock issuable pursuant to options outstanding.

RISK FACTORS

Investing in our common stock involves a high degree of risk. Before deciding to purchase common stock offered by this prospectus supplement, you should carefully consider the following risks and uncertainties, as well as those under the caption “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2012 and our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2013, June 30, 2013 and September 30, 2013, which are incorporated by reference into this prospectus supplement. For information regarding where you can find these reports, see “Where You Can Find More Information” in this prospectus supplement.

The risks and uncertainties we discuss into this prospectus supplement and in the documents incorporated by reference in this prospectus supplement and the accompanying prospectus are those we currently believe may materially affect us. If any of these risks and uncertainties are realized, our business, prospects, financial condition, liquidity and results of operations (including our ability to pay dividends on our common stock and to service our debt) may be materially and adversely affected, the market price of our common stock could decline significantly and you could lose all or a substantial part of your investment. Additional risks and uncertainties not presently known to us, or that we currently believe are immaterial, also may materially and adversely affect our business, prospects, financial condition, liquidity and results of operations (including our ability to pay dividends on our common stock and to service our debt).

Risks Related to Our Pending Acquisition of the Holiday Portfolio

The intended benefits of the acquisition of the Holiday Portfolio may not be realized, which could have a negative impact on the market price of our common stock after the acquisition.

The acquisition of the Holiday Portfolio poses risks for our ongoing operations, including that:

•	senior management’s attention may be diverted from the management of daily operations to the integration of the Holiday Portfolio;

•	our future business and financial results will suffer if we do not effectively manage our expanded portfolio;

•	our level of indebtedness will increase substantially;

•

the Holiday Portfolio, which is expected to contribute a significant portion of our future rents, may not perform as well as we anticipate or we may incur unanticipated costs and expenses relating to the Holiday Portfolio;

•	the intended benefits of the Holiday Portfolio may not be realized as rapidly or to the extent anticipated by us or at all; and

•	unforeseen difficulties may arise in integrating the Holiday Portfolio into our existing portfolio.

Any of these matters could have a negative impact on the market price of our common stock after the acquisition.

The acquisition of the Holiday Portfolio is subject to a number of conditions which, if not satisfied or waived, would adversely impact our ability to complete the acquisition, and unexpected delays in the consummation of the acquisition could impact our ability to timely achieve the anticipated benefits associated with the acquisition.

We expect our acquisition of the Holiday Portfolio to close on or before December 31, 2013, assuming that all of the conditions in the purchase agreement are satisfied or waived. The purchase agreement provides that either we or Holiday may terminate the purchase agreement in its sole discretion during the seven-day period following the date of the purchase agreement. The purchase agreement further provides that either we or Holiday may terminate the purchase agreement if the closing has not occurred by December 31, 2013 if the party that desires to terminate is ready, willing and able to close on the date such termination notice is provided, and the other party is unwilling or unable to close on the date of such notice despite all of the conditions to such party’s obligation to close being satisfied in full. The acquisition is subject to certain closing conditions, including, among other things, (a) obtaining certain lien releases and consents, and (b) the accuracy of the other parties’ representations and warranties and compliance with covenants, subject in each case to materiality standards. There can be no assurance any condition to the closing of the acquisition will be satisfied or waived, if permitted, or that any event, development or change will not occur. Therefore, there can be no assurance with respect to the timing of the closing of the acquisition or whether the acquisition will be completed on the currently contemplated terms, other terms or at all. Unexpected delays in the consummation of the acquisition could impact our ability to timely achieve the anticipated benefits associated with the acquisition. Furthermore, if the acquisition is completed on terms other than those currently contemplated, we cannot assure you that those terms will not be significantly less favorable to us.

Failure to complete the acquisition of the Holiday Portfolio could negatively impact our business and financial results.

If the acquisition of the Holiday Portfolio is not completed for any reason, we may be subject to several risks, including, but not limited to, the following:

•	the incurrence of certain costs relating to the acquisition that are payable whether or not the transaction is completed;

•	pursuant to the purchase agreement, we may be obligated to pay Holiday $7,500,000 if Holiday terminates the purchase agreement and we have not satisfied certain conditions at such time;

•	anticipated benefits of the acquisition would not be realized, which could have a negative impact on the market price of our common stock after the acquisition; and

•	the focus of our management being directed toward the acquisition and integration planning instead of on our core business and other opportunities that could have been beneficial to us.

If the acquisition is not completed, these risks may materially and adversely affect our business, prospects, financial condition, liquidity and results of operations (including our ability to pay dividends on our common stock and to service our debt).

We cannot assure you that sources of debt financing, including the term loan, or alternative sources of financing, which are necessary to close the acquisition of the Holiday Portfolio, will be available on favorable terms or at all.

We will need additional debt financing, or alternative sources of financing, to complete our pending acquisition of the Holiday Portfolio. There can be no assurance that financing will be available to us on favorable terms or at all. Though we have entered into a commitment letter relating to a potential $250 million term loan, funding such loan is subject to certain conditions precedent and the negotiation of and entry into definitive documentation; accordingly, there can be no assurance that we will obtain this term loan on the currently contemplated terms, other terms or at all. We may incur substantial costs in pursuing the term loan or additional financing to complete our pending acquisition of the Holiday Portfolio, including legal fees, accounting fees, financial advisory and other costs. These costs may be significant and could have an adverse impact on our operating results.

Our level of indebtedness is expected to increase upon completion of the acquisition of the Holiday Portfolio and will increase the related risks we now face.

In connection with the pending acquisition of the Holiday Portfolio, we anticipate incurring additional indebtedness. Accordingly, our exposure to risks associated with debt financing will significantly increase, including an increased risk that our cash flow could be insufficient to service our debt. As of September 30,

2013, we had indebtedness of $391.4 million. Taking into account the expected incurrence of additional indebtedness in connection with the acquisition of the Holiday Portfolio, our pro forma consolidated indebtedness as of September 30, 2013 would be approximately $646.7 million.

The increased risks that we will face include:

•	increasing our vulnerability to general adverse economic and industry conditions;

•	limiting our ability to obtain additional financing to fund future working capital requirements, acquisitions, other investments, capital expenditures and other general corporate requirements;

•

requiring the use of a substantial portion of our cash flow from operations for the payment of principal of and interest on our indebtedness, thereby reducing our ability to use our cash flow to fund working capital requirements, acquisitions, other investments, capital expenditures and other general operating requirements;

•	limiting our ability to pay dividends on our common stock;

•	limiting our flexibility in planning for, or reacting to, changes in our business or our industry; and

•	putting us at a disadvantage compared to our competitors with less indebtedness.

Our operating cash flows may not be adequate to repay our maturing debt. In that event, we will be required to repay our debt through raising capital, the availability and favorability of the terms of which cannot be assured, or by disposing of our assets at a time when we would not otherwise do so and/or at prices that we may not believe are favorable, or possibly at losses. In addition, our interest expense on any new debt incurred to refinance existing debt could be higher than that on the debt being refinanced. If we default under any of our debt, we would automatically be in default under any other loan that has cross-default provisions, and we may lose any properties securing such debt as a result.

We will incur substantial expenses and payments even if the acquisition of the Holiday Portfolio is not completed.

We have incurred substantial legal, accounting, financial advisory and/or other costs and our management has devoted considerable time and effort in connection with the acquisition. If the acquisition is not completed, we will bear certain fees and expenses associated with the acquisition without realizing the anticipated benefits of the acquisition and in certain circumstances could be required to pay a $7.5 million termination fee to Holiday. These and other fees and expenses may be significant and could have an adverse impact on our operating results.

If we are unable to successfully integrate the Holiday Portfolio, our business and financial results may be negatively affected.

If we consummate our pending acquisition of the Holiday Portfolio, we will need to integrate properties that previously operated under the control of another entity with our current operations. Successful integration of these properties will depend primarily on our ability to quickly and effectively consolidate the acquired properties into our existing operations. The acquisition of the Holiday Portfolio will also pose other risks commonly associated with similar transactions, including unanticipated liabilities, unexpected costs and the diversion of management’s attention to the integration of the Holiday Portfolio with our operations. We may not be able to integrate these properties without encountering difficulties, including, but not limited to, the disruption of our ongoing businesses or possible inconsistencies in standards, controls, procedures and policies. If we have difficulties integrating the Holiday Portfolio, we might not achieve the economic benefits we anticipate to result from the acquisition, and this may hurt our business and financial results. In addition, we may experience greater-than-expected costs or difficulties relating to the integration of these properties.

Assuming completion of our pending acquisition of the Holiday Portfolio, Holiday Tenant and NHC would have contributed approximately 26% and 20%, respectively, of our consolidated revenue for the quarter ended September 30, 2013.

Immediately upon completion of the acquisition, we intend to lease all of the 25 facilities constituting the Holiday Portfolio to Holiday Tenant pursuant to a triple-net master lease. Similarly, we lease 42 properties to NHC pursuant to a single master lease. Because a significant portion of our pro forma revenues are derived from rental revenues expected to be received from Holiday Tenant and received from NHC, defaults, breaches or delays in payment of rent by either or both of these tenants could materially and adversely affect us. Additionally, as a result of these revenue concentrations, our financial condition, liquidity and results of operations (including our ability to pay dividends on our common stock and to service our debt) will be closely tied to the performance of the facilities that we lease to each of Holiday Tenant and NHC and the independent living facility and skilled nursing facility industries.

Holiday Tenant and its affiliates operate a portfolio of over 300 senior living facilities, including the 25 that we expect to lease to Holiday Tenant immediately upon completion of our acquisition of the Holiday Portfolio. NHC is a provider of senior health care services that operates or manages 68 facilities, including the three independent living facilities and 39 skilled nursing facilities that it leases from us. The senior living services industry is highly competitive, and we expect that all segments of the industry will become increasingly competitive in the future. Holiday Tenant and NHC compete with other companies that provide independent living, assisted living, skilled nursing, home health care and other similar services and care alternatives. Holiday Tenant and NHC also compete with other health care businesses with respect to attracting and retaining high quality professional and non-professional employees and managers. Although we believe there is a need for senior living communities in the markets where we expect to lease facilities to Holiday Tenant and where we lease facilities to NHC, we expect that competition will increase from existing competitors and new market entrants. In addition, some of these competitors operate on a not-for-profit basis or as charitable organizations and have the ability to finance capital expenditures on a tax-exempt basis or through the receipt of charitable contributions, neither of which are available to Holiday Tenant or NHC. Furthermore, if the development of new senior living facilities outpaces the demand for such facilities in the markets in which these facilities are located, such markets may become saturated. In particular, the independent living facilities that we expect to lease to Holiday Tenant may be particularly susceptible to competition, as the development of new independent and assisted living facilities is not as heavily regulated as the development of skilled nursing facilities. An oversupply of facilities in markets served by facilities that we expect to lease to Holiday Tenant and that we lease to NHC could cause such facilities to experience decreased occupancy, reduced operating margins and losses, with the result that Holiday Tenant’s or NHC’s ability to meet its obligations to us could be reduced.

The independent living facilities that we expect to lease to Holiday Tenant provide services that generally are not reimbursable under government reimbursement programs, such as Medicare and Medicaid. Hence, substantially all of the resident fee revenues generated by the facilities that we expect to lease to Holiday Tenant are derived from private pay sources, such as the income or assets of residents or their family members. Due to the significant expense associated with building new properties and the staffing and other costs of providing services, the daily resident and care fees at seniors housing communities are generally affordable only for seniors with income or assets that meet or exceed the comparable regional median. A weak economy, depressed housing market or changes in demographics could adversely affect the ability of seniors and their families to afford the daily resident and care fees. If Holiday Tenant is unable to attract and retain seniors to live in the facilities that we expect to lease to it that have sufficient income, assets or other resources to pay the fees associated with assisted and independent living services, the occupancy rates, operating margins, results of operations and liquidity of Holiday Tenant’s senior living operations could decline significantly, which, in turn, could have a material adverse effect on our business, prospects, financial condition, liquidity and results of operations (including our ability to pay dividends on our common stock and to service our debt).

In contrast, 39 of the facilities that we lease to NHC are skilled nursing facilities that derive a substantial portion of their revenue from third-party payors, including the Medicare and Medicaid programs. Third-party payor programs are highly regulated and are subject to frequent and substantial changes. Such revenues may be subject to statutory and regulatory changes, retroactive rate adjustments, recovery of program overpayments or set-offs, administrative rulings, policy interpretations, payment or other delays by fiscal intermediaries, government funding restrictions (at a program level or with respect to specific facilities) and interruption or delays in payments due to any ongoing governmental investigations and audits at such facilities. In recent years, governmental payors have frozen or reduced payments to health care providers due to budgetary pressures. Such reductions in Medicare reimbursement will have an adverse effect on the financial operations of NHC with respect to the skilled nursing facilities that it leases from us. There can be no assurance that adequate reimbursement levels will continue to be available for services provided by NHC. If such reimbursement levels are no longer available, it could have a material adverse effect on NHC’s liquidity, financial condition and results of operations, which, in turn, could have a material and adverse effect on our business, prospects, financial condition, liquidity and results of operations (including our ability to pay dividends on our common stock and to service our debt).

Holiday Tenant may be unable to cover its lease obligations to us and there can be no assurance that the Guarantor will be able to cover any shortfall.

The Holiday Portfolio is currently owner-operated by Holiday. As a result, Holiday does not currently have a lease expense to cover like the lease expense that will be payable to us under the master lease if the acquisition of the Holiday Portfolio is completed. If the master lease had been in effect for the nine months ended September 30, 2013, EBITDAR less capital expenditures from the Holiday Portfolio, excluding any contribution from the Guarantor, would have resulted in a lease coverage ratio (i.e., the ratio of (i) EBITDAR less capital expenditures to (ii) lease expense) of 1.02x.

If Holiday Tenant is not able to satisfy its obligations to us, we would be entitled, among other remedies, to use any funds of Holiday Tenant then held in escrow by us (initially approximately $21.3 million) and to seek recourse against the Guarantor under its guarantee of the master lease. Such guarantee includes certain financial covenants of the Guarantor, including maintaining a minimum net worth of $150 million (book value plus accumulated depreciation, and certain other adjustments as defined in the guarantee), a minimum fixed charge coverage ratio of 1.10x and a maximum leverage ratio of 10x. As of the date of this prospectus supplement, the Guarantor has guaranteed, or agreed to guarantee, significant lease obligations of various other subsidiaries in addition to its guarantee of Holiday Tenants’ obligations to us. In the future, the Guarantor may execute additional guarantees of the lease obligations of its subsidiaries without limitation. Upon the closing of the acquisition of the Holiday Portfolio, the Guarantor has informed us that it will have a net worth (net assets plus accumulated depreciation) of approximately $432 million (which amount includes an approximately $21.3 million security deposit posted by Holiday Tenant). There can be no assurance that the Guarantor will have the resources necessary to satisfy its obligations to us under its guarantee of the master lease in the event that Holiday Tenant fails to satisfy its lease obligations to us in full, which could have a material adverse effect on us.

Risks Related to this Offering

This offering is expected to be dilutive.

Giving effect to the issuance of common stock in this offering, the receipt of the expected net proceeds and the use of those proceeds, we expect that this offering will have a dilutive effect on our expected earnings per share, funds from operations (“FFO”) and funds available for distribution per share for the year ending December 31, 2013. The actual amount of dilution cannot be determined at this time and will be based on numerous factors.

Future issuances of debt securities, which would rank senior to our common stock upon our liquidation, and future issuances of equity securities, which would dilute the holdings of our existing common stockholders and may be senior to our common stock for the purposes of paying dividends, periodically or upon liquidation, may negatively affect the market price of our common stock.

In the future, we may issue additional debt or equity securities or incur other borrowings. Upon our liquidation, holders of our debt securities and other loans and shares of preferred stock will receive a distribution of our available assets before common stockholders. If we incur additional debt in the future, our future interest costs could increase, and adversely affect our business, prospects, financial condition, liquidity and results of operations (including our ability to pay dividends on our common stock and to service our debt). We are not required to offer any additional equity securities to existing common stockholders on a preemptive basis. Therefore, additional common stock issuances, directly or through convertible or exchangeable securities, warrants or options, will dilute the holdings of our existing common stockholders and such issuances or the perception of such issuances may reduce the market price of our common stock. Our shares of preferred stock, if issued, would likely have a preference on distribution payments, periodically or upon liquidation, which could eliminate or otherwise limit our ability to make distributions to common stockholders. Because our decision to issue additional debt or equity securities or incur other borrowings in the future will depend on market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing, nature or success of our future capital raising efforts. Thus, common stockholders bear the risk that our future issuances of debt or equity securities or our incurrence of other borrowings will negatively affect the market price of our common stock.

The number of shares of common stock available for future issuance or sale could adversely affect the market price of our common stock.

As of November 18, 2013, we had 27,876,176 shares of common stock outstanding and the authority to issue up to 40 million shares. Subject to applicable law, our Board of Directors has the authority, without further stockholder approval, to issue additional shares of common stock on the terms and for the consideration it deems appropriate. Additionally, the resale by existing holders of a substantial number our outstanding shares of common stock could adversely affect the market price of our common stock. The sale of substantial amounts of our common stock, whether directly by us or in the secondary market, the perception that such sales could occur or the availability for future sale of shares of our common stock or securities convertible into or exchangeable or exercisable for our common stock could, in turn, materially and adversely affect the market price of our common stock and our ability to raise capital through future offerings of equity or equity-related securities.

The market price of our common stock may fluctuate significantly.

The market price of our common stock may fluctuate significantly in response to many factors, including:

•	actual or anticipated variations in our operating results, FFO, cash flows or liquidity;

•	changes in our earnings estimates or those of analysts;

•	our failure to consummate our pending acquisition of the Holiday Portfolio;

•	changes in our dividend policy;

•	publication of research reports about us, our properties or the healthcare or overall real estate industry generally;

•	increases in market interest rates, including changes in interest rates on fixed-income securities, which may lead purchasers of our common stock to demand a higher dividend yield;

•	changes in market valuations of similar companies;

•

adverse market reaction to the amount of our outstanding debt (which we expect to significantly increase in connection with our pending acquisition of the Holiday Portfolio) at any time, the amount of our maturing debt in the near-and medium-term and our ability to refinance such debt and the terms thereof, or our plans to incur additional debt in the future;

•	additions or departures of key management personnel;

•	actions by institutional stockholders;

•	speculation in the press or investment community;

•	the general reputation of REITs and the attractiveness of their equity securities in comparison to other equity securities, including securities issued by other real estate companies;

•	the realization of any of the other risk factors included or incorporated by reference in this prospectus supplement and the accompanying prospectus;

•	changes in accounting principles;

•	general market and economic conditions, including factors unrelated to our operating performance or our properties; and

•	other factors such as governmental action and changes in REIT tax laws.

Our failure to meet expectations with regard to future earnings and cash dividends would likely adversely affect the market price of our common stock and, as a result, the availability of equity capital to us.

Many of the factors listed above are beyond our control. Those factors may cause the market price of our common stock to decline, regardless of our financial performance and condition and prospects. It is impossible to provide any assurance that the market price of our common stock will not fall in the future, and it may be difficult for holders to resell shares of our common stock at prices they find attractive, or at all.

We have not established a minimum dividend payment on our common stock and no assurance can be given that we will be able to make dividend payments to our stockholders in the future at current levels or at all.

We are generally required to distribute to our stockholders at least 90% of our taxable income each year for us to qualify as a REIT under the Internal Revenue Code of 1986, as amended, which requirement we currently intend to satisfy through quarterly distributions of all or substantially all of our REIT taxable income in such year, subject to certain adjustments. We have not established a minimum dividend payment on our common stock, and our ability to make dividend payments may be adversely affected by a number of factors, including the risk factors contained in or incorporated by reference into this prospectus supplement and the accompanying prospectus. Although we have made, and anticipate continuing to make, quarterly dividend payments to our stockholders, our Board of Directors has the sole discretion to determine the timing, form and amount of any future dividend payments to our stockholders, and such determination will depend on our earnings, financial condition, debt covenants, maintenance of our REIT qualification and other factors as our Board of Directors may deem relevant from time to time. As a result, no assurance can be given that we will be able to continue to make dividend payments to our stockholders in the future or that the level of any future dividend payments we do make to our stockholders will achieve a market yield or increase or even be maintained over time, any of which could have a material adverse effect on us.

In addition, dividend payments that we make to our stockholders are generally taxable to our stockholders as ordinary income. However, a portion of our dividend payments may be designated by us as long-term capital gains to the extent that they are attributable to capital gain income recognized by us or may constitute a return of capital to the extent that they exceed our earnings and profits as determined for tax purposes. A return of capital is not taxable, but has the effect of reducing the basis of a stockholder’s investment in our common stock.

Covenants contained in our existing credit facility restrict our ability to pay dividends on our common stock.

Our existing credit facility contains covenants that include restrictions on our ability to pay dividends on our common stock if a default exists or will exist after giving effect to such proposed dividends, as calculated on a pro forma basis as if such proposed dividends occurred on the last day of the most recently ended four-quarter period, or if the payment of such dividends would trigger a default under certain financial covenants.

USE OF PROCEEDS

We expect that the net proceeds from this offering will be approximately $         million (or approximately $         million if the underwriters’ option to purchase additional shares of our common stock is exercised in full), after deducting the underwriting discounts and commissions and estimated expenses of this offering payable by us.

We intend to use the net proceeds from this offering to fund a portion of the purchase price of our pending acquisition of the Holiday Portfolio described above under “Summary — Recent Developments — Pending Acquisition”. If such acquisition does not occur, we intend to use the net proceeds for general corporate purposes, which may include other potential future acquisitions. Pending such use, we will invest the net proceeds from this offering in readily marketable interest bearing securities consistent with our intention to qualify as a REIT.

CAPITALIZATION

The following table sets forth our cash and cash equivalents and capitalization as of September 30, 2013:

•	on an actual basis;

•

on an as adjusted basis to give effect to the issuance and sale of 4,500,000 shares of common stock by us in this offering (assuming (i) a price to public of $60.86 per share (based on the last reported per share sales price of our common stock on the NYSE on November 18, 2013) and (ii) the underwriters do not exercise their option to purchase additional shares of common stock), after deducting the underwriting discounts and commissions and other estimated expenses of this offering payable by us; and

•

on a pro forma as adjusted basis to give effect to the application of the estimated net proceeds from this offering to fund a portion of the purchase price of our pending acquisition of the Holiday Portfolio and the funding of the $250 million term loan.

No adjustments have been made to reflect normal course operations by us or other developments with our business after September 30, 2013. As a result, the as adjusted and pro forma as adjusted information provided below is not indicative of our actual consolidated capitalization as of any date. You should read this table in conjunction with our unaudited condensed consolidated financial statements and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2013, and our audited consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2012, which reports are incorporated by reference into this prospectus supplement.

	As of September 30, 2013
	Actual	As Adjusted	Pro Forma As Adjusted
	($ in thousands) Unaudited
Revolving credit facility — unsecured	$191,000	$191,000	$191,000
Bank term loans — unsecured	120,000	120,000	370,000
Fannie Mae term loans — secured (including a premium of $1,782)	80,362	80,362	80,362

Total debt	391,362	391,362	641,362

Stockholders’ Equity
Common stock, $.01 par value; 40,000,000 shares authorized; 27,876,176 shares issued and outstanding as of September 30, 2013, actual; 32,376,176 shares issued and outstanding as of September 30, 2013, as adjusted and pro forma as adjusted	279	324	324
Capital in excess of par value	470,892	732,862	732,862
Cumulative dividends in excess of net income	(439)	(439)	(439)
Accumulated other comprehensive income	8,970	8,970	8,970

Total Stockholders’ Equity	479,702	741,717	741,717
Noncontrolling interest	10,711	10,711	10,711

Total equity	490,413	752,428	752,428

Total capitalization	$881,775	$1,143,790	$1,393,790

SUMMARY HISTORICAL CONSOLIDATED FINANCIAL DATA

The following table sets forth our summary historical consolidated financial data for the periods indicated. You should read this information together with our audited consolidated financial statements, including the related notes, included in our Annual Report on Form 10-K for the year ended December 31, 2012, and our unaudited condensed consolidated financial statements, including the related notes, included in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2013, from which such information has been derived, and which are incorporated by reference herein. Our unaudited financial data for the nine months ended September 30, 2013 and 2012 have been prepared on the same basis as our annual consolidated financial statements and include all adjustments, consisting of only normal recurring adjustments, necessary for the fair presentation of this data in all material respects. The results for any interim period are not necessarily indicative of the results of operations to be expected for a full fiscal year.

	Nine Months Ended September 30,		Year Ended December 31,
	2013	2012	2012	2011	2010
	($ in thousands)
	(unaudited)
Revenues:
Rental income	$78,879	$61,333	$85,115	$76,078	$70,917
Interest income from mortgage and other notes	5,877	5,428	7,426	6,652	6,743
Investment income and other	3,156	3,462	4,412	4,483	4,919

	87,912	70,223	96,953	87,213	82,579

Expenses:
Depreciation	14,705	12,350	16,579	11,549	10,601
Interest	6,011	2,176	3,492	38,48	1,552
Legal	621	424	766	559	1,152
Franchise, excise and other taxes	316	626	771	837	539
General and administrative	7,171	6,018	7,799	7,588	7,794
Loan and realty (recoveries)	1,976	2,300	(2,195)	(99)	(573)

	30,800	23,894	27,212	24,282	21,065

Income before equity-method investee, investment and other gains, discontinued operations and non-controlling interest	57,112	46,329	69,741	62,931	61,514
Income from equity-method investee	269	—	45	—	—
Investment and other gains	—	30	4,877	10,261	272

Income from continuing operations	$57,381	$46,359	$74,663	$73,192	$61,786

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

The following unaudited pro forma condensed consolidated financial information was derived from the application of pro forma adjustments to our historical consolidated financial statements. This unaudited pro forma condensed consolidated financial information should be read in conjunction with the other information contained in this prospectus supplement, the accompanying prospectus, the related notes to this pro forma financial information and with our historical consolidated financial statements and the related notes included in our filings with the SEC, that are incorporated by reference into this prospectus supplement.

The unaudited pro forma information set forth below reflects our historical information, as adjusted to give effect to the following transactions, which are described in more detail elsewhere in this prospectus supplement:

•

Consummation of our pending acquisition of the Holiday Portfolio, consisting of a portfolio of 25 independent living facilities, for a total cash purchase price of $491 million, plus reimbursement to Holiday of $1.5 million for certain specified transaction costs.

•	Our entry into a triple-net master lease with Holiday Tenant relating to the Holiday Portfolio.

•	The sale of 4,500,000 shares of common stock in this offering, assuming the underwriters do not exercise their option to purchase additional shares of our common stock.

•

Borrowing $250 million under an anticipated term loan to fund a portion of the purchase price of the Holiday Portfolio; although we have entered into a commitment letter relating to this anticipated term loan, there can be no assurance that we will obtain the term loan on the expected terms or at all.

The unaudited pro forma condensed consolidated statements of operations also give effect to our acquisition of Care YBE Subsidiary (“Care YBE”) on June 28, 2013, consisting of 14 assisted living and memory care facilities.

The unaudited pro forma condensed consolidated statements of operations give effect to the matters described above as if they occurred on January 1, 2012. The unaudited pro forma condensed consolidated balance sheet assumes that the acquisition of the Holiday Portfolio and related financing occurred on September 30, 2013.

The historical statements of operations presented in the unaudited pro forma condensed consolidated financial information are for the nine months ended September 30, 2013 as presented in our Quarterly Report on Form 10-Q for the nine months ended September 30, 2013, and for the year ended December 31, 2012 as presented in our Annual Report on Form 10-K for the year ended December 31, 2012, each of which is incorporated by reference into this prospectus supplement. The historical balance sheet presented in the unaudited pro forma condensed consolidated financial information is as of September 30, 2013 as presented in our Quarterly Report on Form 10-Q for the nine months ended September 30, 2013, which is incorporated by reference into this prospectus supplement.

In the opinion of management, all adjustments necessary to reflect the effects of the matters described above and in the notes to the unaudited pro forma condensed consolidated financial information have been included and are based upon available information and assumptions that we believe are reasonable.

Further, the historical financial information presented herein has been adjusted to give pro forma effect to events that we believe are factually supportable and which are expected to have a continuing impact on our results. However, such adjustments are estimates and may not prove to be accurate. These adjustments are subject to risks and uncertainties that could cause actual results to differ materially from those anticipated. See “Risk Factors” and “Cautionary Language Regarding Forward-Looking Statements.”

This unaudited pro forma condensed consolidated financial information is provided for informational purposes only. The unaudited pro forma condensed consolidated statements of operations and the unaudited pro forma condensed consolidated balance sheet do not purport to represent what our results of operations would have been had such transactions been consummated on the dates indicated, nor do they represent our financial position or results of operations for any future date or period.

NATIONAL HEALTH INVESTORS, INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

At September 30, 2013

($ in thousands, except share data)

		Pro Forma Adjustments
	(A) NHI Historical	Offering		Holiday Portfolio Acquisition		Pro Forma
Assets:
Real estate properties, net	$767,408	$—		$491,000	(C)	$1,258,408
Mortgage notes receivable, net	59,367	—		—		59,367
Investment in preferred stock, at cost	38,132	—		—		38,132
Cash and cash equivalents	7,450	262,015	(B)	(245,375)	(D)	24,090
Restricted escrow deposit	—	—		21,277	(F)	21,277
Marketable securities	13,577	—		—		13,577
Straight-line rent receivable	16,778	—		—		16,778
Deferred costs and other assets	14,402	—		4,375	(E)	18,777
Assets held for sale, net	—	—		—		—

Total Assets	$917,114	$262,015		$271,277		$1,450,406

Liabilities and Equity:
Debt	$391,362	$—		$250,000	(E)	$641,362
Real estate purchase liability	5,856	—		—		5,856
Accounts payable and accrued expenses	7,809	—		—		7,809
Dividends payable	20,489	—		—		20,489
Deferred income	1,185	—		—		1,185
Restricted escrow deposit	—	—		21,277	(F)	21,277

Total Liabilities	426,701	—		271,277		697,978

Commitments and Contingencies
Stockholders’ Equity
Common stock, $.01 par value; 40,000,000 shares authorized; 27,876,176 shares issued and outstanding as of September 30, 2013, actual; 4,500,000 shares issued and outstanding as of September 30, 2013, pro forma as adjusted; 32,376,176 shares issued and outstanding as of September 30, 2013, pro forma as adjusted	279	45	(B)	—		324
Capital in excess of par value	470,892	261,970	(B)	—		732,862
Cumulative dividends in excess of net income	(439)	—		—		(439)
Accumulated other comprehensive income	8,970	—		—		8,970

Total Stockholders’ Equity	479,702	262,015		—		741,717
Noncontrolling interest	10,711	—		—		10,711

Total Equity	490,413	262,015		—		752,428

Total Liabilities and Equity	$917,114	$262,015		$271,277		$1,450,406

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

(A) Historical amounts reported by us in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2013.

(B) Represents the estimated net cash proceeds and paid-in-capital from the issuance of 4,500,000 shares of common stock in this offering, at a public offering price of $60.86 per share, after deducting the underwriting discounts and commissions and other estimated expenses of this offering and assuming that the underwriters do not exercise any of their option to purchase additional shares of common stock.

(C) Represents the estimated fair value of the assets in the Holiday Portfolio expected to be acquired. We allocated approximately 90% of the purchase price, or $442 million, to buildings with an estimated useful life of 40 years and approximately 10%, or $49 million, to land. Because the acquisition has not yet been completed and we plan to engage a third party provider to perform the purchase price allocation, the purchase price allocation is not final and could be materially different from the assumptions used in this unaudited pro forma condensed consolidated financial information.

(D) Represents the application of the net proceeds from this offering as described in “Use of Proceeds” and the payment of the remaining purchase price for the Holiday Portfolio using proceeds from an anticipated $250,000,000 term loan.

(E) Represents borrowings of $250,000,000 under an anticipated term loan to fund the portion of the purchase price of the Holiday Portfolio not funded with the net proceeds from this offering. While we have entered into a commitment letter relating to the anticipated term loan, the closing and funding of the loan are subject to certain conditions precedent and the negotiation of and entry into definitive documentation; accordingly, there can be no assurance that we will obtain the term loan on the expected terms or at all. Assumes $4,375,000 of estimated costs associated with the term loan are being deferred and will be amortized over the term of the loan.

(F) Represents a rent escrow deposit relating to the Holiday Portfolio equal to eight months of first-year cash rent.

NATIONAL HEALTH INVESTORS, INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

Year Ended December 31, 2012

($ in thousands, except share and per share data)

			Pro Forma Adjustments
	(A) NHI Historical		Offering	Holiday Portfolio Acquisition		Care YBE Properties Acquisition		Pro Forma
Revenues:
Rental income	$85,115		$—	$43,760	(B)	$10,353	(E)	$139,228
Interest income from mortgage and other notes	7,426		—	—		—		7,426
Investment income and other	4,412		—	—		—		4,412

	96,953		—	43,760		10,353		151,066

Expenses:
Depreciation	16,579		—	11,048	(D)	3,348	(F)	30,975
Interest expense	3,492		—	7,022	(C)	6,162	(G)	16,676
Legal expense	766		—	—		—		766
Franchise, excise and other taxes	771		—	—		—		771
General and administrative	7,799		—	—		—		7,799
Loan and realty losses (recoveries)	(2,195)		—	—		—		(2,195)

	27,212		—	18,070		9,510		54,792

Income before equity-method investee, investment and other gains, discontinued operations and noncontrolling interest	69,741		—	25,690		843		96,274
Income from unconsolidated entity	45		—	—		—		45
Investment and other gains	4,877		—	—		—		4,877

Income from continuing operations	$74,663		$—	$25,690		$843		$101,196

Weighted average shares of common stock outstanding:
Basic	27,811,813	(H)		4,500,000	(H)			32,311,813	(H)
Diluted	27,838,720	(H)		4,500,000	(H)			32,338,720	(H)
Income from continuing operations per share of common stock:
Basic	$2.68	(H)						$3.13	(H)
Diluted	$2.68	(H)						$3.13	(H)

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

Nine Months Ended September 30, 2013

($ in thousands, except share and per share data)

			Pro Forma Adjustments
	(A) NHI Historical		Offering	Holiday Portfolio Acquisition		Care YBE Portfolio Acquisition		Pro Forma
Revenues:
Rental income	$78,879		$—	$32,820	(B)	$5,246	(E)	$116,945
Interest income from mortgage and other notes	5,877		—	—		—		5,877
Investment income and other	3,156		—	—		—		3,156

	87,912		—	32,820		5,246		125,978

Expenses:
Depreciation	14,705		—	8,286	(D)	1,674	(F)	24,665
Interest expense	6,011		—	5,267	(C)	2,991	(G)	14,269
Legal expense	621		—	—		—		621
Franchise, excise and other taxes	316		—	—		—		316
General and administrative	7,171		—	—		—		7,171
Loan and realty losses (recoveries)	1,976		—	—		—		1,976

	30,800		—	13,553		4,665		49,018

Income before equity-method investee, investment and other gains, discontinued operations and noncontrolling interest	57,112		—	19,267		581		76,960
Income from unconsolidated entity	269		—	—		—		269
Investment and other gains	—		—	—		—		—

Income from continuing operations	$57,381		$—	$19,267		$581		$77,229

Weighted average shares of common stock outstanding:
Basic	27,872,805	(H)		4,500,000	(H)			32,372,805	(H)
Diluted	27,906,914	(H)		4,500,000	(H)			32,406,914	(H)
Income from continuing operations per share of common stock:
Basic	$2.06	(H)						$2.39	(H)
Diluted	$2.06	(H)						$2.38	(H)

NOTES TO UNAUDITED PRO FORMA

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(A) Historical amounts reported by us in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2013 and in our Annual Report on Form 10-K for the year ended December 31, 2012.

(B) Represents estimated rental income from the Holiday Portfolio to be acquired and leased under a triple-net master lease agreement for the nine months ended September 30, 2013 and the year ended December 31, 2012. Rental income is based on generally accepted accounting principles which require that the average contractual rent be recognized over the term of a lease without regard to the underlying cash flows inherent in the lease. The annual straight-line adjustment based on contractual terms for the Holiday Portfolio increases rental income by $11,845,000 in year one of the lease, as compared with contractual, cash-basis, rent of $31,915,000. This adjustment is due to the 17-year term of the lease and the presence of lease escalators of 4.5% in years two through four, followed by annual escalators (subject to adjustment for inflation) with a floor of 3.5% and a cap of 3.75%. For the nine months ended September 30, 2013, the cash rent is estimated to be $25,013,000 and the straight line rent adjustment is estimated to be $7,807,000.

(C) We expect to fund approximately 50% of the total purchase price of the Holiday Portfolio with an anticipated term loan. We anticipate interest on this loan will accrue at LIBOR plus 2.25%, or 2.42% at September 30, 2013. Estimated borrowing costs of $4,375,000 are being amortized over the term of the loan, or 4.5 years. While we have entered into a commitment letter relating to the anticipated term loan, the closing and funding of the loan are subject to certain conditions precedent and the negotiation of and entry into definitive documentation. Accordingly, there can be no assurance that we will obtain the term loan on the terms described above or at all. For more information about the anticipated term loan, see “Summary – Recent Developments – Pending Acquisition – Acquisition Overview and Financing.”

(D) Represents estimated depreciation expense related to the Holiday Portfolio for the nine months ended September 30, 2013 and the year ended December 31, 2012 based on the estimated fair value of the assets expected to be acquired and their estimated useful lives. Actual fair value and useful life are subject to the completion of a purchase price allocation and may be materially different. See Note (C) to our unaudited pro forma condensed consolidated balance sheet above.

(E) Represents rental income from the Care YBE properties, which we acquired on June 28, 2013 and leased under a triple-net lease agreement, for the year ended December 31, 2012 and the period from January 1, 2013 to June 28, 2013. The actual results of the Care YBE properties for the period from June 29, 2013 to September 30, 2013 are included in our historical operating results from the June 28, 2013 acquisition date. The annual straight-line adjustment based on contractual terms for Care YBE is approximately $2,400,000.

(F) Adjustments to depreciation expense related to the Care YBE properties are based on our allocation of the purchase price to land, building and improvements and are calculated on a straight-line basis using the estimated remaining life of 40 years. These estimates, allocations and valuations are subject to change as we obtain further information; therefore, the actual depreciation expense recognized may vary from the estimates included herein. Pro forma adjustments for purposes of the unaudited pro forma condensed consolidated statement of operations for the nine months ended September 30, 2013, are to reflect pro forma depreciation expense for the period from January 1, 2013 to June 28, 2013 as the actual depreciation expense for the Care YBE properties for the period from June 29, 2013 to September 30, 2013 is included in our historical operating results from the June 28, 2013 acquisition date.

(G) Adjustments to interest expense related to the Care YBE acquisition are based on the assumption that the Care YBE acquisition was partially funded with borrowings under our revolving credit facility bearing interest at 1.58%, the stated rate at the June 28, 2013 acquisition date, such adjustments being in addition to Care YBE’s historical interest expense, related to secured debt assumed by us in the acquisition. Pro forma adjustments for purposes of the unaudited pro forma condensed consolidated statement of operations for the nine months ended September 30, 2013 are to reflect pro forma interest expense for the period from January 1, 2013 to June 28, 2013, as the actual interest expense for the Care YBE properties for the period from June 29, 2013 to September 30, 2013 is included in our historical operating results from the June 28, 2013 acquisition date.

(H) Weighted average number of shares of common stock outstanding and income from continuing operations per share of common stock are adjusted to reflect the issuance of 4,500,000 shares of common stock in this offering and assume that the shares were outstanding from January 1, 2012.

UNDERWRITING

Wells Fargo Securities, LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and BMO Capital Markets Corp. are acting as joint book-running managers of the offering and as representatives of the underwriters named below. Subject to the terms and conditions set forth in an underwriting agreement among us and the underwriters, we have agreed to sell to the underwriters, and each of the underwriters has agreed, severally and not jointly, to purchase from us, the number of shares of common stock listed in the following table opposite its name below:

Underwriter	Number of Shares
Wells Fargo Securities, LLC
Merrill Lynch, Pierce, Fenner & Smith Incorporated
BMO Capital Markets Corp.

Total	4,500,000

The underwriting agreement is subject to a number of terms and conditions and provides that the underwriters must buy all of the shares if they buy any of them. The underwriters will sell the shares to the public when and if the underwriters buy the shares from us.

The underwriters initially will offer the shares to the public at the price to public appearing on the cover page of this prospectus supplement. The underwriters may allow a concession of not more than $         per share to selected dealers. If all the shares are not sold at the price to public, the underwriters may change the price to public and the other selling terms. The common stock is offered subject to a number of conditions, including:

•	receipt and acceptance of the common stock by the underwriters; and

•	the underwriters’ right to reject orders in whole or in part.

Option to Purchase Additional Shares.    We have granted the underwriters an option to purchase up to 675,000 additional shares of our common stock at the price to public appearing on the cover page of this prospectus supplement, less the underwriting discounts and commissions. The underwriters may exercise this option at any time, in whole or in part, within 30 days of the date of this prospectus supplement. We will pay the expenses associated with the exercise of the option.

Discounts and Commissions.    The following table shows the per share and total underwriting discounts and commissions to be paid to the underwriters by us. These amounts are shown assuming no exercise and full exercise of the underwriters’ option to purchase additional shares.

Paid by Us
	No Exercise	Full Exercise
Per Share	$	$
Total	$	$

We estimate that the expenses of the offering to be paid by us, not including the underwriting discounts and commissions, will be approximately $900,000.

Our common stock is listed on the NYSE under the symbol “NHI”.

Stabilization.    In connection with this offering, the underwriters may engage in activities that stabilize, maintain or otherwise affect the price of our common stock, including:

•	stabilizing transactions;

•	short sales;

•	syndicate covering transactions;

•	imposition of penalty bids; and

•	purchases to cover positions created by short sales.

Stabilizing transactions consist of bids or purchases made for the purpose of preventing or retarding a decline in the market price of our common stock while this offering is in progress. Stabilizing transactions may include making short sales of our common stock, which involves the sale by the underwriters of a greater number of shares of common stock than they are required to purchase in this offering, and purchasing shares of common stock from us or on the open market to cover positions created by short sales. Short sales may be “covered” shorts, which are short positions in an amount not greater than the underwriters’ option to purchase additional shares referred to above, or may be “naked” shorts, which are short positions in excess of that amount. Syndicate covering transactions involve purchases of our common stock in the open market after the distribution has been completed in order to cover syndicate short positions.

The underwriters may close out any covered short position either by exercising their option to purchase additional shares, in whole or in part, or by purchasing shares in the open market. In making this determination, the underwriters will consider, among other things, the price of shares available for purchase in the open market compared to the price at which the underwriters may purchase shares as referred to above.

A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the common stock in the open market that could adversely affect investors who purchased shares in this offering. To the extent that the underwriters create a naked short position, they will purchase shares in the open market to cover the position.

The underwriters also may impose a penalty bid on dealers participating in the offering. This means that the underwriters may reclaim from any dealers participating in the offering the selling concession on shares sold by them and purchased by the underwriters in stabilizing or short covering transactions.

These activities may have the effect of raising or maintaining the market price of our common stock or preventing or retarding a decline in the market price of our common stock. As a result of these activities, the price of our common stock may be higher than the price that otherwise might exist in the open market. If the underwriters commence these activities, they may discontinue them at any time. The underwriters may carry out these activities on the NYSE, in the over-the-counter market or otherwise.

Lock-up Agreements.    We, our directors and our executive officers have entered into lock-up agreements with the underwriters. Under these agreements, subject to exceptions, we, our directors and our executive officers may not, directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or lend or otherwise transfer or dispose of any shares of common stock or securities convertible into or exchangeable for shares of common stock, or file or cause to be filed any registration statement under the Securities Act with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of shares of common stock, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of shares of common stock or such other securities, in cash or otherwise, without the prior written consent of Wells Fargo Securities, LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and BMO Capital Markets Corp. for a period of 60 days from the date of this prospectus supplement. This consent may be given at any time without public notice.

Indemnification.    We will indemnify the underwriters against some liabilities, including liabilities under the Securities Act. If we are unable to provide this indemnification, we will contribute to payments the underwriters may be required to make in respect of those liabilities.

Online Offering.    A prospectus supplement with the accompanying prospectus in electronic format may be made available on the web sites maintained by one or more of the underwriters participating in this offering. Other than the prospectus supplement with the accompanying prospectus in electronic format, the information on any such web site, or accessible through any such web site, is not part of the prospectus supplement or accompanying prospectus. The representatives may agree to allocate a number of shares to underwriters for sale to their online brokerage account holders. Internet distributions will be allocated by the underwriters that will make internet distributions on the same basis as other allocations. In addition, shares may be sold by the underwriters to securities dealers who resell shares to online brokerage account holders.

Other Relationships.    Certain of the underwriters and their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions. In particular, affiliates of Wells Fargo Securities, LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and BMO Capital Markets Corp. are lenders under our existing credit facility. In addition, as described above under “Summary — Recent Developments — Pending Acquisition — Acquisition Overview and Financing,” Wells Fargo Securities, LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and affiliates of each of Wells Fargo Securities, LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and BMO Capital Markets Corp. entered into a commitment letter with us for a $250 million term loan to fund a portion of the purchase price of our pending acquisition of the Holiday Portfolio. The closing and funding of the term loan is subject to certain conditions precedent and negotiation of and entry into definitive documentation; accordingly, there can be no assurance that we will obtain the term loan on the currently contemplated terms, other terms or at all. Wells Fargo Securities, LLC also served as our financial advisor in connection with our pending acquisition of the Holiday Portfolio.

In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively traded debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve shares of common stock and/or instruments of ours or our affiliates. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such shares of our common stock or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in our common stock and instruments.

Sales Outside the United States.    No action has been or will be taken in any jurisdiction (except in the United States) that would permit a public offering of the shares of common stock, or the possession, circulation or distribution of this prospectus or any other material relating to us or the shares of common stock in any jurisdiction where action for that purpose is required. Accordingly, the shares of common stock may not be offered or sold, directly or indirectly, and neither of this prospectus nor any other offering material or advertisements in connection with the shares of common stock may be distributed or published, in or from any country or jurisdiction except in compliance with any applicable rules and regulations of any such country or jurisdiction.

Each of the underwriters may arrange to sell shares of common stock offered by this prospectus in certain jurisdictions outside the United States, either directly or through affiliates, where they are permitted to do so. In that regard, Wells Fargo Securities, LLC may arrange to sell shares in certain jurisdictions through an affiliate, Wells Fargo Securities International Limited, or WFSIL. WFSIL is a wholly-owned indirect subsidiary of Wells Fargo & Company and an affiliate of Wells Fargo Securities, LLC. WFSIL is a U.K. incorporated investment firm regulated by the Financial Services Authority. Wells Fargo Securities is the trade name for certain corporate and investment banking services of Wells Fargo & Company and its affiliates, including Wells Fargo Securities, LLC and WFSIL.

Notice to Prospective Investors in European Economic Area.    In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”) an offer to the public of any shares of our common stock may not be made in that Relevant Member State, except that an offer to the public in that Relevant Member State of any shares of our common stock may be made at any time under the following exemptions under the Prospectus Directive, if they have been implemented in that Relevant Member State:

(a)    to any legal entity which is a qualified investor as defined in the Prospectus Directive;

(b)    to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the representatives for any such offer; or

(c)    in any other circumstances falling within Article 3(2) of the Prospectus Directive,

that no such offer of shares of our common stock shall result in a requirement for the publication by us or any underwriter of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer to the public” in relation to any shares of our common stock in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer of any shares of our common stock to be offered so as to enable an investor to decide to purchase any shares of our common stock, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, the expression “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State), and includes any relevant implementing measure in the Relevant Member State, and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

Notice to Prospective Investors in the United Kingdom.    Each underwriter shall be deemed to have represented and agreed that:

(a)    it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (“FSMA”) received by it in connection with the issue or sale of the shares of our common stock in circumstances in which Section 21(1) of the FSMA does not apply to us; and

(b)    it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the shares of our common stock in, from or otherwise involving the United Kingdom.

Notice to Prospective Investors in France.    We and the underwriters have not offered or sold and will not offer or sell, directly or indirectly, shares of our common stock to the public in France, and have not distributed or caused to be distributed and will not distribute or cause to be distributed to the public in France, this prospectus supplement and the accompanying prospectus or any other offering material relating to the shares of our common stock. Offers, sales and distributions that have been and will be made in France have been and will be made only to (a) providers of the investment service of portfolio management for the account of third parties, and (b) qualified investors (investisseurs qualifiés), other than individuals, all as defined in, and in accordance with, Articles L. 411-1, L. 411-2, and D. 411-1 of the French Code monétaire et financier.

Shares of our common stock may be resold directly or indirectly only in compliance with Article L. 411-1, L. 411-2, L. 412-1 and L. 621-8 to L. 621-8-3 of the French Code monétaire et financier.

Neither this prospectus supplement and the accompanying prospectus prepared in connection with the shares of our common stock nor any other offering material relating to the shares of our common stock has been submitted to the clearance procedures of the Autorité des marchés financiers or notified to the Autorité des marchés financiers by the competent authority of another member state of the European Economic Area.

Notice to Prospective Investors in Germany.    The shares of our common stock offered by this prospectus supplement and the accompanying prospectus have not been and will not be offered to the public within the meaning of the German Securities Prospectus Act (Wertpapierprospektgesetz). No securities prospectus pursuant to the German Securities Prospectus Act has been or will be published or circulated in Germany or filed with the German Federal Financial Supervisory Authority (Bundesanstalt für Finanzdienstleistungsaufsicht). This prospectus supplement and the accompanying prospectus do not constitute an offer to the public in Germany, and do not serve for public distribution of the shares of our common stock in Germany. Neither this prospectus supplement and the accompanying prospectus, nor any other document issued in connection with this offering, may be issued or distributed to any person in Germany except under circumstances that do not constitute an offer to the public under the German Securities Prospectus Act. Prospective investors should consult with their legal and/or tax advisor before investing into the shares of our common stock.

Notice to Prospective Investors in Italy.    The offering of the shares of our common stock has not been registered pursuant to Italian securities legislation and, accordingly, no shares of our common stock may be offered, sold or delivered, nor may copies of the prospectus supplement and the accompanying prospectus or of any other document relating to the shares of our common stock be distributed in the Republic of Italy, except:

(i)    to qualified investors (investitori qualificati), as defined pursuant to Article 100 of Legislative Decree No. 58 of 24 February 1998, as amended (the Financial Services Act) and Article 34-ter, first paragraph, letter b) of CONSOB Regulation No. 11971 of 14 May 1999, as amended from time to time (Regulation No. 11971); or

(ii)    in other circumstances which are exempted from the rules on public offerings pursuant to Article 100 of the Financial Services Act and Article 34-ter of Regulation No. 11971.

Any offer, sale or delivery of the shares of our common stock or distribution of copies of the prospectus supplement and the accompanying prospectus or any other document relating to the shares of our common stock in the Republic of Italy under (i) or (ii) above must be:

(a)    made by an investment firm, bank or financial intermediary permitted to conduct such activities in the Republic of Italy in accordance with the Financial Services Act, CONSOB Regulation No. 16190 of 29 October 2007 (as amended from time to time) and Legislative Decree No. 385 of 1 September 1993, as amended (the Banking Act); and

(b)    in compliance with Article 129 of the Banking Act, as amended, and the implementing guidelines of the Bank of Italy, as amended from time to time, pursuant to which the Bank of Italy may request information on the issue or the offer of the shares of our common stock in the Republic of Italy; and

(c)    in compliance with any other applicable laws and regulations or requirement imposed by CONSOB or other Italian authority.

Please note that in accordance with Article 100-bis of the Financial Services Act, where no exemption from the rules on public offerings applies under (i) and (ii) above, the subsequent distribution of the shares of our common stock on the secondary market in Italy must be made in compliance with the public offer and the prospectus requirement rules provided under the Financial Services Act and Regulation No. 11971. Failure to comply with such rules may result in the sale of such shares of our common stock being declared null and void and in the liability of the intermediary transferring the shares of our common stock for any damages suffered by the investors.

Notice to Prospective Investors in Switzerland.    This prospectus supplement and the accompanying prospectus as well as any other material relating to the shares of our common stock that are the subject of the offering contemplated by this prospectus supplement and the accompanying prospectus do not constitute an issue prospectus pursuant to Article 652a or Article 1156 of the Swiss Code of Obligations. Our common stock will not be listed on the SWX Swiss Exchange and, therefore, the documents relating to our common stock, including, but not limited to, this prospectus supplement and the accompanying prospectus, do not claim to comply with the disclosure standards of the listing rules of SWX Swiss Exchange and corresponding prospectus schemes annexed to the listing rules of the SWX Swiss Exchange.

Our shares of our common stock are being offered in Switzerland by way of a private placement, i.e. to a small number of selected investors only, without any public offer and only to investors who do not purchase the shares of our common stock with the intention to distribute them to the public. The investors will be individually approached by us from time to time.

This prospectus supplement and the accompanying prospectus as well as any other material relating to the shares of our common stock is personal and confidential and does not constitute an offer to any other person. This prospectus supplement and the accompanying prospectus may only be used by those investors to whom it has been handed out in connection with the offering described herein and may neither directly nor indirectly be distributed or made available to other persons without our express consent. It may not be used in connection with any other offer and shall in particular not be copied and/or distributed to the public in (or from) Switzerland.

Notice to Prospective Investors in Australia.    No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission (“ASIC”), in relation to this offering. This prospectus supplement and the accompanying prospectus do not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001 (the “Corporations Act”), and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.

Any offer in Australia of shares of our common stock may only be made to persons (the “Exempt Investors”) who are “sophisticated investors” (within the meaning of section 708(8) of the Corporations Act), “professional investors” (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer shares of our common stock without disclosure to investors under Chapter 6D of the Corporations Act.

Shares of our common stock applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under this offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring shares of our common stock must observe such Australian on-sale restrictions.

This prospectus supplement and the accompanying prospectus contain general information only and do not take account of the investment objectives, financial situation or particular needs of any particular person. They do not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus supplement and the accompanying prospectus is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.

Notice to Prospective Investors in the Dubai International Financial Centre.    This prospectus supplement and the accompanying prospectus relate to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority (“DFSA”). This prospectus supplement and the accompanying prospectus are intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. They must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement and the accompanying prospectus nor taken steps to verify the information set forth herein and has no responsibility for this prospectus supplement and the accompanying prospectus. Shares of our common stock to which this prospectus supplement and the accompanying prospectus relate may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of shares of our common stock offered should conduct their own due diligence on shares of our common stock. If you do not understand the contents of this prospectus supplement and the accompanying prospectus you should consult an authorized financial advisor.

Notice to Prospective Investors in Hong Kong.    Shares of our common stock have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance. No advertisement, invitation or document relating to shares of our common stock has been or may be issued or has been or may be in the possession of any person for the purposes of issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to shares of our common stock which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance and any rules made under that Ordinance.

LEGAL MATTERS

Certain legal matters will be passed upon for us by Locke Lord LLP, Dallas, Texas, as our securities and tax counsel. Sidley Austin LLP, New York, New York, will act as counsel to the underwriters.

EXPERTS

The financial statements and schedules as of December 31, 2012 and 2011 and for each of the three years in the period ended December 31, 2012, management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2012, and the historical statements of revenues and certain direct operating expenses of Care YBE Subsidiary LLC for the year ended December 31, 2012, as set forth in the Current Report on Form 8-K/A filed by us with the SEC on September 4, 2013, incorporated by reference in this prospectus supplement and the accompanying prospectus, have been so incorporated in reliance on the reports of BDO USA, LLP, an independent registered public accounting firm, incorporated herein by reference, given on authority of said firm as experts in auditing and accounting.

PROSPECTUS

NATIONAL HEALTH INVESTORS, INC.

Common Stock

Preferred Stock

Warrants

Units

National Health Investors, Inc. (“NHI”) may offer and sell from time to time, in one or more offerings, in one or more classes or series:

•	shares of common stock;

•	shares of preferred stock;

•	warrants; and/or

•	units consisting of combinations of any of the foregoing.

The preferred stock may be convertible into or exercisable or exchangeable for common stock or other securities of NHI.

NHI may offer and sell these securities to or through one or more underwriters, dealers and/or agents, or directly to purchasers on a continuous or delayed basis. The prospectus supplement for each offering of securities will describe the plan of distribution for that offering. For general information about the distribution of securities offered, see “Plan of Distribution” in this prospectus. The prospectus supplement also will set forth the price to the public of the securities and the net proceeds that we expect to receive from the sale of such securities.

This prospectus describes some of the general terms that may apply to these securities and the general manner in which they may be offered. The specific terms of any securities to be offered, and the specific manner in which they may be offered, will be described in a supplement to this prospectus.

Our common stock is quoted on the New York Stock Exchange (the “NYSE”) under the symbol “NHI.”

We impose certain restrictions on the ownership and transfer of our capital stock. You should read the information under the section entitled “Description of Capital Stock — Restrictions on Transfer and Ownership of Stock” in this prospectus for a description of these restrictions.

Investing in any of our securities involves a high degree of risk. Please see the “Risk Factors” sections beginning on page 3 of this prospectus, in the applicable prospectus supplement, and in our filings with the Securities and Exchange Commission.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is November 14, 2013

i

ABOUT THIS PROSPECTUS

This prospectus is part of an automatic “shelf” registration statement on Form S-3 that we have filed with the Securities and Exchange Commission (the “SEC”), as a “well-known seasoned issuer” as defined in Rule 405 of the Securities Act of 1933, as amended (the “Securities Act”). By using an automatic shelf registration statement, we may sell, at any time and from time to time, in one or more offerings, any combination of the securities described in this prospectus. The exhibits to our registration statement and documents incorporated by reference contain the full text of certain contracts and other important documents that we have summarized in this prospectus or that we may summarize in a prospectus supplement. Since these summaries may not contain all the information that you may find important in deciding whether to purchase the securities we offer, you should review the full text of these documents. The registration statement and the exhibits and other documents can be obtained from the SEC as indicated under the section entitled “Where You Can Find More Information.”

This prospectus provides you with a general description of the securities we may offer. Each time we offer to sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering and the securities offered by us in that offering. The prospectus supplement may also add, update, or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and a prospectus supplement, you should rely on the information provided in the prospectus supplement. This prospectus does not contain all of the information included in the registration statement. The registration statement filed with the SEC includes exhibits that provide more details about the matters discussed in this prospectus. You should carefully read this prospectus, the related exhibits filed with the SEC, and any prospectus supplement, together with the additional information described below under the headings “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.”

You should rely only on the information contained or incorporated by reference in this prospectus and in any accompanying prospectus supplement or any applicable free writing prospectus. We have not authorized any other person to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it. This prospectus and any applicable prospectus supplement do not constitute an offer to sell, or a solicitation of an offer to purchase, any securities in any jurisdiction to or from any person to whom or for whom it is unlawful to make such offer or solicitation in such jurisdiction. You should assume that the information appearing in this prospectus, any prospectus supplement, any applicable free writing prospectus and any other document incorporated by reference herein or therein is accurate only as of the date on the front cover of the respective document. Our business, financial condition, results of operations, and prospects may have changed since those dates.

Under no circumstances should the delivery of this prospectus to you create any implication that the information contained in this prospectus is correct as of any time after the date of this prospectus.

All references in this prospectus to “NHI,” “we,” “us” or “our” mean National Health Investors, Inc. and its consolidated subsidiaries (except where it is clear from the context that the term means only the issuer, National Health Investors, Inc.). Unless otherwise stated, currency amounts in this prospectus are stated in United States dollars. In this prospectus, we sometimes refer to the shares of common stock, shares of preferred stock , warrants and units consisting of combinations of any of the foregoing collectively as the “securities.”

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus certain information we file with the SEC in other documents. This means that we can disclose important information to you by referring you to other documents that we file with the SEC. The information may include documents filed after the date of this prospectus which update and supersede the information you read in this prospectus. We incorporate by reference the documents listed below, except to the extent information in those documents is different from the information contained in this prospectus, and all future documents filed by us with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K) until the offering of the securities described herein is terminated:

•	Our Annual Report on Form 10-K for the year ended December 31, 2012, filed with the SEC on February 15, 2013 (as amended by the Annual Report on Form 10-K/A filed with the SEC on February 25, 2013);

•	Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2013, June 30, 2013 and September 30, 2013, filed with the SEC on May 6, 2013, August 6, 2013 and November 4, 2013, respectively;

•	Our Current Reports on Form 8-K, filed with the SEC on January 3, 2013 (three filings), January 15, 2013, January 18, 2013, February 1, 2013, February 15, 2013 (one filing (with respect to Items 8.01 and 9.01), which is as amended by the Current Report on Form 8-K/A filed with the SEC on February 19, 2013), February 27, 2013, April 18, 2013, April 26, 2013 (two filings), May 6, 2013 (one filing (with respect to Item 5.07)), May 30, 2013, July 1, 2013 (three filings, one of which is as amended by the Current Report on Form 8-K/A filed with the SEC on September 4, 2013), July 15, 2013, July 23, 2013, September 3, 2013, September 13, 2013, September 16, 2013, September 26, 2013, October 18, 2013, November 4, 2013 (one filing (with respect to Items 8.01 and 9.01)); and

•	The description of our common stock contained in Form 10 as amended by Form 8 effective with the SEC in October 1991 and any amendment or report filed for the purpose of updating such description, including the description of amendments to our charter contained in our proxy statement dated March 20, 2009.

Any statement contained in a document incorporated, or deemed to be incorporated, by reference in this prospectus shall be deemed modified, superseded, or replaced for purposes of this prospectus to the extent that a statement contained in this prospectus or in any subsequently filed document that also is, or is deemed to be incorporated, by reference in this prospectus modifies, supersedes, or replaces such statement. Any statement so modified, superseded, or replaced shall not be deemed, except as so modified, superseded, or replaced, to constitute a part of this prospectus.

We will provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon that person’s written or oral request, a copy of any or all of the information incorporated by reference in this prospectus (other than exhibits to those documents, unless the exhibits are specifically incorporated by reference into those documents). Requests should be directed to:

Roger R. Hopkins, CPA

National Health Investors, Inc.

222 Robert Rose Drive

Murfreesboro, Tennessee 37129

(615) 890-9100

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Exchange Act, and therefore we file annual, quarterly and current reports, proxy statements, and other documents with the SEC. You may read and copy any of the reports, proxy statements, and any other information that we file at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains a website at http://www.sec.gov that contains reports, proxies, information statements, and other information regarding registrants, including us, that file electronically with the SEC. We also maintain a website at http://www.nhireit.com; however, the information contained at this website does not constitute part of this prospectus or any prospectus supplement. Reports, proxies, information statements, and other information about us may also be inspected at the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

We have filed with the SEC a registration statement on Form S-3 under the Securities Act, with respect to the securities offered in this prospectus. This prospectus is part of that registration statement and, as permitted by the SEC’s rules, does not contain all of the information set forth in the registration statement. For further information about us and the securities that may be offered, we refer you to the registration statement and the exhibits that are filed with it. You can review and copy the registration statement and its exhibits and schedules at the addresses listed above.

RISK FACTORS

Investing in our securities involves a high degree of risk. Before deciding to purchase any of our securities offered by this prospectus, you should carefully consider the discussion of risks and uncertainties:

•	under the heading “Risk Factors” contained in our Annual Report on Form 10-K for the year ended December 31, 2012, which is incorporated by reference in this prospectus;

•	under this heading or similar headings, such as “Quantitative and Qualitative Disclosures About Market Risk,” in our subsequently filed quarterly reports on Form 10-Q and annual reports on Form 10-K; and

•	in any applicable prospectus supplement as well as in any document that is incorporated by reference in this prospectus.

For a description of these reports and documents, and information about where you can find them, see “Where You Can Find More Information.” The risks and uncertainties we discuss in the documents incorporated by reference in this prospectus are those we currently believe may materially affect NHI. Additional risks and uncertainties not presently known to us, or that we currently believe are immaterial, also may materially and adversely affect our business, prospects, financial condition, and results of operations.

CAUTIONARY LANGUAGE REGARDING FORWARD -LOOKING STATEMENTS

Statements in this prospectus and the information incorporated by reference in this prospectus or any prospectus supplement within the meaning of the Private Securities Litigation Reform Act of 1995 that are not historical factual statements are “forward-looking statements.” We intend to have our forward-looking statements covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and include this statement for purposes of complying with those provisions. Forward-looking statements include, among other things, statements regarding our and our officers’ intent, belief or expectations as identified by the use of words such as “may,” “will,” “project,” “expect,” “believe,” “intend,” “anticipate,” “seek,” “forecast,” “plan,” “estimate,” “could,” “would,” “potential,” “should” or the negative of these forward-looking phases or similar words or phrases. In addition, we, through our officers, from time to time, make forward-looking oral and written public statements concerning our expected future operations, strategies, securities offerings, growth and investment opportunities, dispositions, capital structure changes, budgets and other developments. Readers are cautioned that, while forward-looking statements reflect our good faith belief and reasonable assumptions based upon current information, we can give no assurance that our expectations or forecasts will be attained. Therefore, readers should be mindful that forward-looking statements are not guarantees of future performance and that they are subject to known and unknown risks and uncertainties that are difficult to predict. As more fully set forth under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2012 and our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2013, June 30, 2013 and September 30, 2013, factors that may cause our actual results to differ materially from the expectations expressed or implied by the forward-looking statements include:

•	We depend on the operating success of our customers (facility operators) for collection of our revenues during this time of uncertain economic conditions in the U.S.;

•	We are exposed to the risk that our tenants and borrowers may not be able to meet the rent, principal and interest or other payments due us, which may result in an operator bankruptcy or insolvency, or that an operator might become subject to bankruptcy or insolvency proceedings for other reasons;

•	We are exposed to risks related to governmental regulations and payors, principally Medicare and Medicaid, and the effect that lower reimbursement rates will have on our tenants’ and borrowers’ business;

•	We are exposed to the risk that the cash flows of our tenants and borrowers will be adversely affected by increased liability claims and general and professional liability insurance costs;

•	We are exposed to risks related to environmental laws and the costs associated with the liability related to hazardous substances;

•	We are exposed to the risk that we may not be indemnified by our lessees and borrowers against future litigation;

•	We depend on the success of future acquisitions and investments;

•	We depend on the ability to reinvest cash in real estate investments in a timely manner and on acceptable terms;

•	We may need to incur more debt in the future, which may not be available on terms acceptable to the Company;

•	We are exposed to the risk that the illiquidity of real estate investments could impede our ability to respond to adverse changes in the performance of our properties;

•	We are exposed to risks associated with our investments in unconsolidated entities, including our lack of sole decision-making authority and our reliance on the financial condition of other interests;

•	We depend on revenues derived mainly from fixed rate investments in real estate assets, while our debt capital used to finance those investments is primarily at variable rates. This circumstance creates interest rate risk to the Company;

•	We are exposed to the risk that our assets may be subject to impairment charges;

•	We depend on the ability to continue to qualify as a real estate investment trust;

•	We have ownership limits in our charter with respect to our common stock and other classes of capital stock which may delay, defer or prevent a transaction or a change of control that might involve a premium price for our common stock or might otherwise be in the best interests of our stockholders; and

•	We are subject to certain provisions of Maryland law and our charter and bylaws that could hinder, delay or prevent a change in control transaction, even if the transaction involves a premium price for our common stock or our stockholders believe such transaction to be otherwise in their best interests.

THE COMPANY

We are a real estate investment trust (“REIT”) that invests in income-producing health care properties primarily in the long-term care and senior housing industries. As of September 30, 2013, we had ownership interests in real estate and mortgage and other note investments at original cost totaling approximately $1,003,713,000 (excluding our corporate office building of $882,000) and other investments in preferred stock and marketable securities having a carrying value of approximately $51,709,000, resulting in total invested assets of approximately $1,055,422,000. We are a self-managed REIT with our own management reporting directly to our Board of Directors. Our mission is to invest in health care real estate or in the operations thereof through independent third-party managers which generates current income that will be distributed to stockholders. We have pursued this mission by investing primarily in leased properties, mortgage loans and transaction structures allowed by the REIT Investment Diversification Empowerment Act of 2007. These investments include senior housing, skilled nursing facilities, medical office buildings, and hospitals, all of which are collectively referred to herein as “Health Care Facilities.” Senior housing includes assisted living facilities, senior living campuses, and independent living facilities. We have funded these investments in the past through three sources of capital: (1) current cash flow, including principal prepayments from our borrowers, (2) the sale of equity securities, and (3) debt offerings, including bank lines of credit, the issuance of convertible debt instruments, and the issuance of ordinary debt. At September 30, 2013, we had approximately $391,362,000 of outstanding debt.

At September 30, 2013, our continuing operations consisted of investments in real estate and mortgage notes receivable in 146 health care facilities located in 27 states consisting of 69 senior housing communities, 71 skilled nursing facilities, 2 medical office buildings, and 4 hospitals. These investments consisted of approximately $944,346,000 (original cost) of real estate investments (excluding our corporate office building of $882,000) with 23 lessees and $59,367,000 aggregate carrying value of mortgage and other notes receivable from 14 borrowers. There are 135 health care facilities leased to operators, 42 of which are leased to National HealthCare Corporation (“NHC”), a publicly-held company and our largest tenant. These 42 facilities include 4 centers subleased to and operated by other companies, the lease payments to us being guaranteed by NHC.

NHI was incorporated in Maryland in 1991. Our executive offices are located at 222 Robert Rose Drive, Murfreesboro, Tennessee 37129, and our telephone number is (615) 890-9100.

USE OF PROCEEDS

Unless otherwise indicated in a prospectus supplement, we intend to use the net proceeds, from the offering of securities under this prospectus for general corporate purposes, which may include:

•	funding real estate and mortgage investments in, or extensions of credit to, our subsidiaries;

•	funding real estate and mortgage investments in non-affiliates;

•	reducing, repaying or refinancing debt;

•	financing possible acquisitions and business combinations; and

•	working capital and other general purposes.

Further details relating to the use of the net proceeds from the offering of securities under this prospectus will be set forth in the applicable prospectus supplement. Pending such uses, we anticipate that we will invest the net proceeds in interest-bearing securities in a manner consistent with maintaining our qualification as a REIT.

RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

The following table sets forth NHI’s consolidated ratio of earnings to combined fixed charges and preferred stock dividends for the periods indicated:

		Year Ended December 31,
	Nine Months Ended September 30, 2013	2012	2011	2010	2009	2008
Ratio of earnings to combined fixed charges and preferred stock dividends (1)	9.83	19.54	17.43	34.26	310.38	148.79

(1)	For the purpose of calculating the ratio of earnings to combined fixed charges and preferred stock dividends, income from continuing operations before adjustment for income or loss from equity investees has been added to fixed charges, net of capitalized interest, and that sum has been divided by such fixed charges. Fixed charges consist of interest expense, which includes amortization of debt issue cost, plus the proportion deemed to be representative of the interest factor of rent expense, and capitalized interest. We have not issued preferred stock and, accordingly, no preferred stock dividends were declared or paid for any of the periods presented.

DESCRIPTION OF THE SECURITIES WE MAY OFFER

This prospectus contains summary descriptions of our shares of common stock, shares of preferred stock, warrants and units that we may offer from time to time. As further described in this prospectus, these summary descriptions are not meant to be complete descriptions of each security. The particular terms of any security will be described in the accompanying prospectus supplement and other offering material. The accompanying prospectus supplement may add, update or change the terms and conditions of the securities as described in this prospectus.

DESCRIPTION OF CAPITAL STOCK WE MAY OFFER

Please note that in this section entitled “Description of Capital Stock We May Offer,” references to “holders” mean those who own shares of our common or preferred stock, registered in their own names, on the books that the registrar or we maintain for this purpose, and not those who own beneficial interests in shares registered in street name or in shares issued in book-entry form through one or more depositaries.

The following description summarizes the material provisions of the common stock and preferred stock we may offer. This description is not complete and is subject to, and is qualified in its entirety by reference to our charter and our bylaws and applicable provisions of the Maryland General Corporation Law (the “MGCL”). The specific terms of any series of preferred stock will be described in the applicable prospectus supplement. Any series of preferred stock we issue will be governed by our charter and by the articles supplementary related to that series. We will file the articles supplementary with the SEC and incorporate it by reference as an exhibit to our registration statement at or before the time we issue any preferred stock.

Our authorized capital stock consists of 40,000,000 shares of common stock, par value $0.01 per share, and 10,000,000 shares of preferred stock, par value $0.01 per share. The following description does not contain all the information that might be important to you.

Restrictions on Transfer and Ownership of Stock

As described in “Certain Provisions of Maryland Law and NHI’s Charter and Bylaws — Transfer and Ownership Restrictions Relating to Our Common and Preferred Stock,” our charter contains restrictions on the ownership and transfer of our common and preferred stock that are intended to assist us in complying with the requirements to continue to qualify as a REIT. All such restrictions will apply to any common or preferred stock that we may offer pursuant to this prospectus and applicable prospectus summary.

Common Stock

As of November 12, 2013, there were 27,876,176 shares of common stock outstanding. All shares of common stock participate equally in dividends payable to holders of common stock when, as and if authorized by our board of directors and declared by us, and in net assets available for distribution to holders of common stock on liquidation, dissolution, or winding up. Each outstanding share of common stock entitles the holder to one vote on all matters submitted to a vote of our stockholders. Holders of common stock do not have cumulative voting rights in the election of directors.

All issued and outstanding shares of common stock are, and the common stock offered by this prospectus will be upon issuance, validly issued, fully paid and nonassessable. Holders of common stock do not have preference, conversion, exchange or preemptive rights. Our common stock is listed on The New York Stock Exchange under the Symbol NHI.

The Transfer Agent and Registrar for our common stock is Computershare Trust Company, N.A.

Preferred Stock

Shares of our preferred stock may be issued with such designations, preferences, limitations and relative rights as our board of directors may from time to time determine. Our board can, without stockholder approval, issue preferred stock with voting, dividend, liquidation and conversion rights which could dilute the voting strength of the holders of the common stock. The preferred stock will, when issued, be fully paid and nonassessable and will have no preemptive rights. As of November 12, 2013, there were no shares of our preferred stock outstanding.

If we offer preferred stock, we will file with the SEC a prospectus supplement and/or other offering material relating to that offering that will include a description of the specific terms of the offering, including the following specific terms:

•	the series, the number of shares offered and the liquidation value of the preferred stock;

•	the price at which the preferred stock will be issued;

•	the dividend rate, the dates on which the dividends will be payable and other terms relating to the payment of dividends on the preferred stock;

•	the liquidation preference of the preferred stock;

•	the voting rights of the preferred stock;

•	whether the preferred stock is redeemable or subject to a sinking fund, and the terms of any such redemption or sinking fund;

•	whether the preferred stock is convertible or exchangeable for any other securities, and the terms of any such conversion; and

•	any additional rights, preferences, qualifications, limitations and restrictions of the preferred stock.

It is not possible to state the actual effect of the issuance of any shares of preferred stock upon the rights of holders of our common stock until our board of directors determines the specific rights of the holders of the preferred stock. However, these effects might include:

•	restricting dividends on the common stock;

•	diluting the voting power of the common stock;

•	impairing the liquidation rights of the common stock; and

•	delaying or preventing a change in control of NHI.

Rank

Unless otherwise specified in the prospectus supplement, the preferred stock will, with respect to dividend rights and rights upon the Company’s liquidation, dissolution or winding up, rank:

•	senior to all classes or series of common stock, and to all equity securities ranking junior to such preferred stock with respect to dividend rights or rights upon liquidation, dissolution or winding up;

•	on a parity with all equity securities the terms of which specifically provide that such equity securities rank on a parity with the preferred stock with respect to dividend rights or rights upon liquidation, dissolution or winding up; and

•	junior to all equity securities the terms of which specifically provide that such equity securities rank senior to the preferred stock with respect to dividend rights or rights upon liquidation, dissolution or winding up.

Dividends

Holders of preferred stock of each series shall be entitled to receive, when, as and if declared by the board of directors, out of the Company’s assets legally available for payment, cash dividends (or dividends in kind or in other property if expressly permitted and described in the applicable prospectus supplement) at such rates and on such dates as will be set forth in the applicable prospectus supplement. Each such dividend shall be payable to holders of record as they appear on the Company’s stock transfer books on such record dates as shall be fixed by the board of directors.

Dividends on any series of preferred stock may be cumulative or non-cumulative, as provided in the applicable prospectus supplement. Dividends, if cumulative, will be cumulative from and after the date set forth in the prospectus supplement. If the board of directors fails to declare a dividend payable on a dividend payment date on any series of preferred stock for which dividends are non-cumulative, then the holders of such series of preferred stock will have no right to receive a dividend in respect of the dividend period ending on such dividend payment date, and the Company will have no obligation to pay the dividend accrued for such period, whether or not dividends on such series are declared payable on any future dividend payment date.

Unless otherwise specified in the applicable prospectus supplement, if any preferred stock of any series is outstanding, no full dividends shall be declared or paid or set apart for payment on the preferred stock of any other series ranking, as to dividends, on a parity with or junior to the preferred stock of such series for any period unless full dividends (which include all unpaid dividends in the case of cumulative dividend preferred stock) have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for such payment on the preferred stock of such series.

When dividends are not paid in full (or a sum sufficient for such full payment is not so set apart) upon the preferred stock of any series and the shares of any other series of preferred stock ranking on a parity as to dividends with the preferred stock of such series, all dividends declared upon shares of preferred stock of such series and any other series of preferred stock ranking on a parity as to dividends with such preferred stock shall be declared pro rata among the holders of such series. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on preferred stock of such series which may be in arrears.

Until required dividends are paid, no dividends (other than in common stock or other capital stock ranking junior to the preferred stock of such series as to dividends and upon liquidation) shall be declared or paid, or set aside for payment, and no other distribution shall be declared or made upon the common stock or any other capital stock ranking junior to or on a parity with the preferred stock of such series as to dividends or upon liquidation. In addition, no common stock or any other capital stock ranking junior to or on a parity with the preferred stock of such series as to dividends or upon liquidation shall be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any shares of any such stock) by the Company (except by conversion into or exchange for other capital stock ranking junior to the preferred stock of such series as to dividends and upon liquidation).

Any dividend payment made on a series of preferred stock shall first be credited against the earliest accrued but unpaid dividend due with respect to shares of preferred stock of such series which remains payable.

Redemption

If so provided in the applicable prospectus supplement, any series of preferred stock will be subject to mandatory redemption or redemption at the Company’s option, as a whole or in part, in each case upon the terms, at the times and at the redemption prices set forth in such prospectus supplement.

The prospectus supplement relating to a series of preferred stock that is subject to mandatory redemption will specify the number of shares of such preferred stock that the Company shall redeem in each year commencing after a date to be specified, at a redemption price per share to be specified, together with an amount equal to all accrued and unpaid dividends thereon (which shall not, if such preferred stock does not have a cumulative dividend, include any accumulation in respect of unpaid dividends for prior dividend periods) to the date of redemption. NHI may pay the redemption price in cash or other property, as specified in the prospectus supplement. If the redemption price for preferred stock of any series is payable only from the net proceeds of the Company’s issuance of capital stock, the terms of such preferred stock may provide that, if no such capital stock shall have been issued or to the extent the net proceeds from any issuance are insufficient to pay in full the aggregate redemption price then due, such preferred stock shall automatically and mandatorily be converted into shares of the applicable capital stock pursuant to conversion provisions specified in the applicable prospectus supplement.

So long as any dividends on any series of preferred stock ranking on a parity as to dividends and distributions of assets with such series of the preferred stock are in arrears, no shares of any such series of the preferred stock will be redeemed (whether by mandatory or optional redemption) unless all such shares are simultaneously redeemed, and the Company will not purchase or otherwise acquire any such shares. However, this will not prevent the purchase or acquisition of preferred stock pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding preferred stock of such series and, unless the full cumulative dividends on all outstanding shares of any cumulative preferred stock of such series and any other stock of the Company’s ranking on a parity with such series as to dividends and upon liquidation shall have been paid or contemporaneously are declared and paid for all past dividend periods, the Company shall not purchase or otherwise acquire directly or indirectly any preferred stock of such series (except by conversion into or exchange for stock ranking junior to the preferred stock of such series as to dividends and upon liquidation). However, this will not prevent the purchase or acquisition of such preferred stock to preserve the Company’s REIT status or pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding shares of preferred stock of such series.

If the Company is to redeem fewer than all of the outstanding preferred stock of any series, it will determine the number of shares to be redeemed and such shares may be redeemed pro rata from the holders of record of such shares in proportion to the number of such shares held by such holders (with adjustments to avoid redemption of fractional shares) or any other equitable method determined by the Company that will not result in the issuance of any excess shares.

If notice of redemption of any preferred stock has been given and the Company has set aside the funds necessary for such redemption in trust for the benefit of the holders of any preferred stock so called for redemption, then from and after the redemption date dividends will cease to accrue on such preferred stock, such preferred stock shall no longer be deemed outstanding and all rights of the holders of such shares will terminate, except the right to receive the redemption price.

Liquidation Preference

Upon any voluntary or involuntary liquidation, dissolution or winding up of NHI, then, before any distribution or payment shall be made to the holders of common stock, or any other class or series of the Company’s capital stock ranking junior to the preferred stock in the distribution of assets upon any liquidation, dissolution or winding up, the holders of each series of preferred stock will be entitled to receive out of the Company’s assets legally available for distribution to shareholders liquidating distributions in the amount of the liquidation preference per share (set forth in the applicable prospectus supplement), plus an amount equal to all dividends accrued and unpaid thereon (which shall not include any accumulation in respect of unpaid dividends for prior dividend periods if such preferred stock does not have a cumulative dividend). After payment of the full amount of the liquidating distributions to which they are entitled, the holders of preferred stock will have no right or claim to any of the Company’s remaining assets. In the event that, upon any such voluntary or involuntary liquidation, dissolution or winding up, the Company’s legally available assets are insufficient to pay the amount of the liquidating distributions on all outstanding preferred stock and the corresponding amounts payable on all shares of other classes or series of capital stock ranking on a parity with the preferred stock in the distribution of assets upon liquidation, dissolution or winding up, then the holders of the preferred stock and all other such classes or series of capital stock shall share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled.

If liquidating distributions shall have been made in full to all holders of preferred stock, the Company’s remaining assets shall be distributed among the holders of any other classes or series of capital stock ranking junior to the preferred stock upon liquidation, dissolution or winding up, according to their respective rights and preferences and in each case according to their respective number of shares.

Voting Rights

Holders of preferred stock will only have such voting rights as specifically provided in the prospectus supplement or as otherwise from time to time required by law.

Conversion Rights

The terms and conditions, if any, upon which shares of any series of preferred stock are convertible into common stock will be set forth in the prospectus supplement relating thereto. Such terms will include the number of shares of common stock into which the preferred stock is convertible, the conversion price (or manner of calculation thereof), the conversion period, provisions as to whether conversion will be at the option of the holders of the preferred stock or the Company, the events requiring an adjustment of the conversion price and provisions affecting conversion in the event of the redemption of such preferred stock.

DESCRIPTION OF WARRANTS WE MAY OFFER

We may issue warrants to purchase shares of common stock or preferred stock. Warrants may be issued independently or together with any securities or may be attached to or separate from the securities. Each series of warrants will be issued under a separate warrant agreement to be entered into by us with a bank or trust company, as warrant agent, as specified in the applicable prospectus supplement. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

We will describe the specific terms of any warrants we may offer in the prospectus supplement relating to those warrants, which terms will include:

•	the title of the warrants;

•	the aggregate number of warrants;

•	the price or prices at which the warrants will be issued;

•	the designation, amount and terms of the securities purchasable upon exercise of the warrants;

•	any provisions for adjustment of the number of securities purchasable upon exercise of the warrants or the exercise price of the warrants;

•	the designation and terms of the other securities, if any, with which the warrants are to be issued and the number of the warrants issued with each security;

•	if applicable, the date on and after which the warrants and the securities purchasable upon exercise of the warrants will be separately transferable;

•	the price or prices at which the securities purchasable upon exercise of the warrants may be purchased;

•	the minimum or maximum number of warrants which may be exercised at any one time;

•	the date on which the right to exercise the warrants shall commence and the date on which the right shall expire;

•	a discussion of any material U.S. federal income tax considerations applicable to the acquisition, ownership, exercise and disposition of the warrants;

•	information with respect to book-entry procedures, if applicable; and

•	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Each warrant will entitle the holder of the warrant to purchase for cash the number of shares of common stock or preferred stock at the exercise price stated or determinable in the applicable prospectus supplement. Warrants may be exercised at any time up to the close of business on the expiration date shown in the applicable prospectus supplement, unless otherwise specified in such prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void. Warrants may be exercised as described in the applicable prospectus supplement. When the warrant holder makes the payment and properly completes and signs the warrant certificate at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will, as soon as possible, forward the shares of common stock or preferred stock that the warrant holder has purchased. If the warrant holder exercises the warrant for less than all of the warrants represented by the warrant certificate, we will issue a new warrant certificate for the remaining warrants.

DESCRIPTION OF UNITS WE MAY OFFER

As specified in the applicable prospectus supplement, we may issue units consisting of one or more shares of common stock, shares of preferred stock, warrants, other securities or any combination of such securities. Such combinations may include, but are not limited to, units consisting of common stock and preferred stock and warrants.

BOOK ENTRY PROCEDURES AND SETTLEMENT

We may issue the securities offered pursuant to this prospectus in certificated or book-entry form or in the form of one or more global securities. The accompanying prospectus supplement will describe the manner in which the securities offered thereby will be issued.

CERTAIN PROVISIONS OF MARYLAND LAW AND NHI’S CHARTER AND BYLAWS

The following paragraphs summarize certain provisions of Maryland law and of our charter and bylaws. This is a summary, and does not completely describe Maryland law, our charter or our bylaws. For a complete description, we refer you to the MGCL, our charter and our bylaws. We have incorporated by reference our charter and bylaws as exhibits to the registration statement of which this prospectus is a part.

Transfer and Ownership Restrictions Relating to Our Common and Preferred Stock

We have restrictions on the ownership and transfer of our common and preferred stock in our charter that are intended to assist us in complying with the requirements to continue to qualify as a REIT. Our charter prohibits the beneficial ownership of shares of common or preferred stock in excess of the ownership limit and any attempted transfer in violation of the ownership limit is void.

Our charter provides that any transfer that (i) would result in a person owning shares in excess of the ownership limit, which as of the date of this prospectus and as a result of the Excepted Holder Agreements discussed below, is (a) for all stockholders who are not Excepted Holders (as defined below), 7.5%, in number or value, of our outstanding shares of common stock or (b) for Excepted Holders, the limit specifically set forth in the applicable Excepted Holder Agreement, (ii) would cause NHI to be beneficially owned by fewer than 100 persons, or (iii) would cause NHI to be “closely held” under the Internal Revenue Code of 1986, as amended (the “Code”), would be void. For purposes of the ownership limit, shares are beneficially owned by the person who is the actual owner or who is treated as the owner of such shares, directly, indirectly or constructively under the Code.

Any shares that are owned in violation of the ownership limit or that would cause us to be closely held will be automatically converted into shares of “Excess Stock” under our charter effective as of the day before the transaction giving rise to the conversion. Our charter provides that, upon conversion, shares of Excess Stock will be deemed to be contributed into a trust held for the sole benefit of a tax exempt charitable organization designated by our board of directors. Shares of Excess Stock will carry the same voting rights and rights to distributions and dividends as the shares from which they were converted. However, any distributions or dividends paid on the shares of Excess Stock will be held in the trust and all voting rights with respect to the shares of Excess Stock may be exercised only by the trustee. The trustee may sell shares of Excess Stock provided that any such sale would not result in a violation of the ownership limitation. From the proceeds of such sale, the trustee is required to distribute to the record holder of such shares the lesser of (i) the price paid by the record owner for such shares (or, if no consideration was paid by such record owners, the average closing price for such shares for the ten trading days immediately preceding the date the record owner acquired such shares) or (ii) the proceeds received by the trustee. All remaining proceeds will be distributed to the charitable beneficiary.

We may purchase shares converted into Excess Stock for a price per share equal to the lesser of (i) the per share price paid by the record owner in the transaction that cause such shares to be converted into Excess Stock or (ii) the average closing price for such shares for the ten trading days immediately preceding the date NHI exercises its purchase right.

Our board of directors has the power to permit persons to own shares in excess of the ownership limit (thereby becoming Excepted Holders) provided that the board believes that NHI’s REIT status will not be jeopardized and any such persons enter into excepted holder agreements with us.

Effective April 29, 2008, we entered into Excepted Holder Agreements with W. Andrew Adams and certain members of his family. These written agreements are intended to restate and replace the parties’ prior verbal agreement. A separate agreement was entered into with each of the spouse and children of Dr. Carl E. Adams and others within Mr. W. Andrew Adams’ family. We needed to enter into such an agreement with each family member because of the complicated ownership attribution rules under the Code. These agreements permit the “Excepted Holders” to own stock in excess of 9.9% up to the limit specifically provided in the individual agreement and not lose rights with respect to such shares. However, if the stockholder’s stock ownership exceeds the limit then such shares in excess of the limit become Excess Stock. The purpose of these agreements is to ensure that NHI does not violate the prohibition against a real estate investment trust being closely held.

Based on the Excepted Holder Agreements currently outstanding, as of the date of this prospectus, the ownership limit of our outstanding common stock for all other stockholders who are not Excepted Holders is approximately 7.5%. This ownership limit may change if we enter into additional Excepted Holder Agreements. Our charter gives our board of directors broad powers to prohibit and rescind any attempted transfer in violation of the ownership limit.

Upon demand by us, each stockholder must disclose such information with respect to direct and indirect ownership of stock owned (or deemed to be owned after applying the rules applicable to REITs under the Code) as our board of directors deems reasonably necessary in order that we may fully comply with the REIT provisions of the Code. Proposed transferees of stock must also satisfy the board, upon demand, that such transferees will not cause us to fall out of compliance with such provisions.

Election of Directors

Our bylaws provide that our board of directors may establish, increase or decrease the number of directors, provided that the number thereof shall never be less than three nor more than nine. The directors are divided into three classes (Class A, Class B and Class C), with directors in each class serving for three-year terms and only one class up for election each year. Holders of common stock have no right to cumulative voting for the election of directors. Consequently, at each annual meeting of stockholders, the holders of a majority of the outstanding shares of our common stock can elect all of the class of our directors that are up for election at such annual meeting. A vacancy which arises through the death, resignation or removal of a director or as a result of an increase in the number of directors may be filled by a majority vote of the entire board of directors, and a director so elected shall serve until the next annual meeting of stockholders and until a successor is duly elected and qualified.

Our bylaws provide that nominations of persons for election to our board of directors may be made only:

•	by, or at the direction of, a majority of our board of directors or a duly authorized committee thereof; or

•	by a stockholder who was a stockholder at the time the notice of meeting was given and is entitled to vote at the meeting and who has complied with the advance notice procedures, including the minimum time period, described in the bylaws.

Removal of Directors

Our charter does not vary the default provisions of the MGCL regarding the removal of directors. Accordingly, the stockholders may remove any director, with cause, by the affirmative vote of a majority of all the votes entitled to be cast generally for the election of directors, except that if the stockholders of any class or series are entitled separately to elect one or more directors, a director elected by a class or series may not be removed without cause except by the affirmative vote of a majority of all the votes of that class or series. A director may not be removed without cause.

Business Combination Provisions

Under the MGCL, certain “business combinations” (including a merger, consolidation, share exchange, or, in certain circumstances, an asset transfer or issuance of equity securities) between a Maryland corporation and any person who is the beneficial owner, directly or indirectly, of 10 percent or more of the voting power of our outstanding voting stock (an “Interested Stockholder”) or any affiliate thereof must be: (a) recommended by our board of directors; and (b) approved by the affirmative vote of at least (i) 80% of our outstanding shares entitled to vote and (ii) two-thirds of the outstanding shares entitled to vote which are not held by the Interested Stockholder with whom the business combination is to be effected, unless, among other things, NHI’s common stockholders receive a minimum price (as defined in the statute) for their shares and the consideration is received in cash or in the same form as previously paid by the Interested Stockholder for his shares. In addition, an Interested Stockholder or any affiliate thereof may not engage in a business combination with us for a period of five years following the date of becoming an Interested Stockholder. These provisions of the MGCL do not apply, however, to business combinations that are approved or exempted by our board of directors prior to a person’s becoming an Interested Stockholder.

Control Share Acquisitions

The MGCL provides that “control shares” of a Maryland corporation acquired in a “control share acquisition” may not be voted except to the extent approved by a vote of two-thirds of the votes entitled to be cast by stockholders excluding shares owned by the acquirer, officers and directors who are employees of NHI. “Control shares” are shares which, if aggregated with all other shares previously acquired which the person is entitled to vote, would entitle the acquirer to vote in the election of directors within any of the following ranges of voting power: (i) 10% or more but less than one-third, (ii) one-third or more but less than a majority, or (iii) a majority of the outstanding shares. Control shares do not include shares the acquiring person is entitled to vote because stockholder approval has previously been obtained. A “control share acquisition” means the acquisition of control shares, subject to certain exceptions.

A person who has made or proposes to make a control share acquisition and who has obtained a definitive financing agreement with a responsible financial institution providing for any amount of financing not to be provided by the acquiring person may compel our board of directors to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the shares. If no request for a meeting is made, NHI may itself present the question at any stockholders’ meeting.

Subject to certain conditions and limitations, we may redeem any or all of the control shares, except those for which voting rights have previously been approved, for “fair value” determined, without regard to voting rights, as of the date of the last control shares acquisition or of any meeting of stockholders at which the voting rights of such shares are considered and not approved. If voting rights for control shares are approved at a stockholders’ meeting and the acquirer is entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares as determined for purposes of such appraisal rights may not be less than the highest price per share in the control shares acquisition, and certain limitations and restrictions otherwise applicable to the exercise of dissenter’s rights do not apply in the context of control share acquisition.

The control share acquisition statute does not apply to shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction, or to the acquisitions approved or excepted by our charter or bylaws prior to a control share acquisition.

The limitation on ownership of stock set forth in our charter, as well as Maryland business combination and control share acquisition statutes, could have the effect of discouraging offers to acquire us and of increasing the difficulty of consummating any such offer.

Duties of Directors with Respect to Unsolicited Takeovers

Maryland law provides protection for Maryland corporations against unsolicited takeovers by limiting, among other things, the duties of the directors in unsolicited takeover situations. The duties of directors of Maryland corporations do not require them to (a) accept, recommend or respond to any proposal by a person seeking to acquire control of the corporation, (b) make a determination under the Maryland business combination or control share acquisition statutes described above, or (c) act or fail to act solely because of the effect the act or failure to act may have on an acquisition or potential acquisition of control of the corporation or the amount or type of consideration that may be offered or paid to the stockholders in an acquisition. Moreover, under Maryland law the act of a director of a Maryland corporation relating to or affecting an acquisition or potential acquisition of control is not subject to any higher duty or greater scrutiny than is applied to any other act of a director. Maryland law also contains a statutory presumption that an act of a director of a Maryland corporation satisfies the applicable standards of conduct for directors under Maryland law.

Unsolicited Takeovers

Under Maryland law, a Maryland corporation with a class of equity securities registered under the Exchange Act and at least three independent directors may elect to be subject to certain statutory provisions relating to unsolicited takeovers which, among other things, would automatically classify the board of directors into three classes with staggered terms of three years each and vest in the board of directors the exclusive right to determine the number of directors and the exclusive right, by the affirmative vote of a majority of the remaining directors, to fill vacancies on the board of directors, even if the remaining directors do not constitute a quorum. These statutory provisions relating to unsolicited takeovers also provide that any director elected to fill a vacancy shall hold office for the remainder of the full term of the class of directors in which the vacancy occurred, rather than the next annual meeting of directors as would otherwise be the case, and until his successor is elected and qualified.

An election to be subject to any or all of the foregoing statutory provisions may be made in our charter or bylaws, or by resolution of our board of directors without stockholder approval. Any such statutory provision to which we elect to be subject will apply even if other provisions of Maryland law or our charter or bylaws provide to the contrary. Neither our charter nor our bylaws provides that we are subject to any of the foregoing statutory provisions relating to unsolicited takeovers. However, our board of directors could adopt a resolution, without stockholder approval, to elect to become subject to some or all of these statutory provisions.

Amendments to our Charter

Provisions of our charter on business combinations, the number of directors and certain ownership restrictions may be amended only if approved by our board of directors and by our stockholders by the affirmative vote of two-thirds of all of the votes entitled to be cast by our stockholders on the matter. In certain limited circumstances, the board of directors may amend the charter by way of a majority of the entire board of directors but without action by the stockholders.

Amendments to our Bylaws

To the fullest extent permitted by the MGCL, our board of directors shall have the power at any annual, regular or special meeting (with appropriate notice), to alter or repeal any of our bylaws and to make new bylaws. Our stockholders shall have the power at any annual or special meeting (with appropriate notice), with the approval of stockholders holding more than 66 2/3% of all outstanding shares of our capital stock, to alter or repeal any of our bylaws and to make new bylaws.

Dissolution of NHI

Our dissolution must be approved by our board of directors by a majority vote of the entire board and by our stockholders by the affirmative vote of two-thirds of all the votes entitled to be cast by our stockholders on the matter.

FEDERAL INCOME TAX CONSIDERATIONS AND CONSEQUENCES OF YOUR INVESTMENT

The following discussion summarizes our taxation and the material Federal income tax consequences associated with an investment in our securities. The tax treatment of security holders will vary depending upon the holder’s particular situation, and this discussion addresses only holders that hold securities as a capital asset and does not deal with all aspects of taxation that may be relevant to particular holders in light of their personal investment or tax circumstances. This section also does not deal with all aspects of taxation that may be relevant to certain types of holders to which special provisions of the Federal income tax laws apply, including:

•	dealers in securities or currencies;

•	traders in securities that elect to use a mark-to-market method of accounting for their securities holdings;

•	banks and other financial institutions;

•	tax-exempt organizations (except to the limited extent discussed in “— Taxation of Tax-Exempt Holders”);

•	certain insurance companies;

•	persons liable for the alternative minimum tax;

•	persons that hold securities as a hedge against interest rate or currency risks or as part of a straddle or conversion transaction;

•	non-U.S. individuals and foreign corporations (except to the limited extent discussed in “— Taxation of Non-U.S. Holders”); and

•	holders whose functional currency is not the U.S. dollar.

The statements in this section are based on the Code, its legislative history, current and proposed regulations under the Code, published rulings and court decisions. This summary describes the provisions of these sources of law only as they are currently in effect. All of these sources of law may change at any time, and any change in the law may apply retroactively. We cannot assure you that new laws, interpretations of law or court decisions, any of which may take effect retroactively, will not cause any statement in this section to be inaccurate.

No rulings have been issued by, or will be sought from, the IRS, or from any other taxing authority, as to any of the matters described in this prospectus. In the absence of any such rulings, no assurances can be given that the following discussion and opinions will prove to be accurate, or that the courts will agree with the tax consequences described below in the event of a challenge by the IRS.

This section is not a substitute for careful tax planning. We urge you to consult your tax advisor regarding the specific tax consequences to you of ownership of our securities and of our election to be taxed as a REIT. Specifically, you should consult your tax advisor regarding the federal, state, local, foreign, and other tax consequences to you regarding the purchase, ownership and sale of our securities. You should also consult with your tax advisor regarding the impact of potential changes in the applicable tax laws.

U.S. Federal Taxation of NHI as a REIT

We have elected to be taxed as a REIT, and since our formation, have filed our federal income tax return as a REIT. We believe that we have met the requirements for qualification as a REIT since our initial REIT election in 1991, and we expect to qualify as such for each of our taxable years. Our qualification and taxation as a REIT depends upon our ability to meet on a continuing basis, through actual annual operating results, the various qualification tests and organizational requirements imposed under the Code, as discussed below, including qualification tests based on NHI’s assets, income, distributions and stock ownership.

Locke Lord LLP has provided us an opinion that we have been organized and, for the taxable year ended December 31, 2010, through the taxable year ended December 31, 2012, we have operated in conformity with the requirements for qualification and taxation as a REIT under the Code, and our current manner of organization and proposed method of operation will enable us to continue to satisfy the requirements for qualification and taxation as a REIT under the Code for 2013 and thereafter. You should be aware, however, that opinions of counsel are not binding upon the IRS or any court. In providing its opinion, Locke Lord LLP is relying, as to certain factual matters, upon the statements and representations contained in certificates provided to Locke Lord LLP by us. Locke Lord LLP has assumed for purposes of its opinion that (i) we have met the requirements for qualification and taxation as a REIT at all times during the period beginning with our initial REIT election in 1991 and ending on December 31, 2008, and (ii) any prior legal opinions we have received to the effect that we satisfied the requirements for qualification and taxation as a REIT are correct. The conclusions reached in the opinion of Locke Lord LLP are expressly conditioned on the accuracy of such assumptions.

Our qualification as a REIT will depend upon our continuing satisfaction of the requirements of the Code relating to qualification for REIT status. Some of these requirements depend upon actual operating results, distribution levels, diversity of stock ownership, asset composition, source of income and record keeping.

Accordingly, while we intend to continue to qualify to be taxed as a REIT, the actual results of our operations for any particular year might not satisfy these requirements. Locke Lord LLP will not monitor our compliance with the requirements for REIT qualification on an ongoing basis. Accordingly, no assurance can be given that the actual results of our operation for any particular taxable year will satisfy such requirements. For a discussion of the tax consequences of our failure to qualify as a REIT. See “— Failure to Qualify as a REIT” below.

The sections of the Code relating to qualification and operation as a REIT, and the federal income taxation of a REIT and its stockholders, are highly technical and complex. The following discussion sets forth only the material aspects of those sections. This summary is qualified in its entirety by the applicable Code provisions and the related rules and regulations.

As a REIT, we generally are not subject to federal income tax on the taxable income that we distribute to our stockholders. The benefit of that tax treatment is that it avoids the “double taxation,” or taxation at both the corporate and stockholder levels, that generally results from owning shares in a corporation. Our distributions, however, will generally not be eligible for (i) the lower rate of tax applicable to dividends received by an individual from a “C corporation” (as defined below) or (ii) the corporate dividends received deduction. Further, we will be subject to federal tax in the following circumstances:

•	First, we will have to pay tax at regular corporate rates on any undistributed real estate investment trust taxable income, including undistributed net capital gains.

•	Second, under certain circumstances, we may have to pay the alternative minimum tax on items of tax preference.

•	Third, if we have (a) net income from the sale or other disposition of “foreclosure property,” as defined in the Code, which is held primarily for sale to customers in the ordinary course of business or (b) other non-qualifying income from foreclosure property, we will have to pay tax at the highest corporate rate on that income.

•	Fourth, if we have net income from “prohibited transactions,” as defined in the Code, we will have to pay a 100% tax on that income. Prohibited transactions are, in general, certain sales or other dispositions of property, other than foreclosure property, held primarily for sale to customers in the ordinary course of business. We do not intend to engage in prohibited transactions. We cannot assure you, however, that we will only make sales that satisfy the requirements of the safe harbor or that the IRS will not successfully assert that one or more of such sales are prohibited transactions.

•	Fifth, if we should fail to satisfy the 75% gross income test or the 95% gross income test, as discussed below under “— Requirements for Qualification,” but we have nonetheless maintained our qualification as a REIT because we have satisfied other requirements necessary to maintain REIT qualification, we will have to pay a 100% tax on an amount equal to (a) the gross income attributable to the greater of (i) the amount by which 75% of our gross income exceeds the amount of gross income that is qualifying income for purposes of the 75% test, and (ii) the amount by which 95% of our gross income exceeds the amount of gross income that is qualifying income for purposes of the 95% test, multiplied by (b) a fraction intended to reflect our profitability.

•	Sixth, if we fail, in more than a de minimis fashion, to satisfy one or more of the asset tests under the REIT provisions of the Code for any quarter of a taxable year, but nonetheless continue to qualify as a REIT because we qualify under certain relief provisions, we will likely be required to pay a tax of the greater of $50,000 or a tax computed at the highest corporate rate on the amount of net income generated by the assets causing the failure from the date of failure until the assets are disposed of or we otherwise return to compliance with the asset tests.

•	Seventh, if we fail to satisfy one or more of the requirements for REIT qualification under the REIT provisions of the Code (other than the income tests or the asset tests), we nevertheless may avoid termination of our REIT election in such year if the failure is due to reasonable cause and not due to willful neglect and we pay a penalty of $50,000 for each failure to satisfy the REIT qualification requirements.

•	Eighth, if we should fail to distribute during each calendar year at least the sum of (1) 85% of our real estate investment trust ordinary income for that year, (2) 95% of our real estate investment trust capital gain net income for that year and (3) any undistributed taxable income from prior periods, we would have to pay a 4% excise tax on the excess of that required distribution over the sum of (a) the amount actually distributed plus (b) retained amounts on which corporate tax is paid by us.

•	Ninth, if we acquire any appreciated asset from a C corporation in certain transactions in which we must adopt the basis of the asset or any other property in the hands of the C corporation as our basis of the asset in our hands, and we recognize gain on the disposition of that asset during the 10-year period beginning on the date on which we acquired that asset, then we will have to pay tax on the built-in gain at the highest regular corporate rate unless the C corporation made an election to treat the asset as if it were sold for its fair market value at the time of our acquisition. In general, a “C corporation” means a corporation that has to pay full corporate-level tax.

•	Tenth, if we receive non-arm’s length income from one of our taxable REIT subsidiaries (as defined under “— Requirements for Qualification”), we will be subject to a 100% tax on the amount of our non-arm’s-length income.

•	Eleventh, we may elect to retain and pay tax on our net long-term capital gain. In that case, a United States stockholder would be taxed on its proportionate share of our undistributed long-term capital gain and would receive a credit or refund for the proportionate share of the tax we paid.

•	Twelfth, income earned by our taxable REIT subsidiaries will be subject to tax at regular rates.

Requirements for Qualification

To qualify as a REIT, we must elect to be treated as a REIT, and we must meet various (a) organizational requirements, (b) gross income tests, (c) asset tests, and (d) annual dividend requirements.

Organizational Requirements

The Code defines a REIT as a corporation, trust or association:

•	that is managed by one or more trustees or directors;

•	the beneficial ownership of which is evidenced by transferable shares, or by transferable certificates of beneficial interest;

•	that would otherwise be taxable as a domestic corporation, but for Sections 856 through 859 of the Code;

•	that is neither a financial institution nor an insurance company to which certain provisions of the Code apply;

•	the beneficial ownership of which is held by 100 or more persons;

•	during the last half of each taxable year, not more than 50% in value of the outstanding stock of which is owned, directly or constructively, by five or fewer individuals, as defined in the Code to also include certain entities; and

•	which meets certain other tests, described below, regarding the nature of its income and assets.

The Code provides that the conditions described in the first through fourth bullet points above must be met during the entire taxable year and that the condition described in the fifth bullet point above must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months.

We expect that we will satisfy the conditions described in the first through the seventh bullet points of the preceding paragraph. In addition, our charter provides for restrictions regarding the ownership and transfer of our shares. These restrictions are intended to assist us in continuing to satisfy the share ownership requirements described in the fifth and sixth bullet points of the preceding paragraph. The ownership and transfer restrictions pertaining to the stock are described in the section “Transfer and Ownership Restrictions Relating to Our Common and Preferred Stock” above.

Where appropriate, we have entered into certain Excepted Holder Agreements that allow certain stockholders to exceed certain charter limits while minimizing the risk that we will fail to satisfy the share requirements. These restrictions, however, may not ensure that we will, in all cases, be able to satisfy the share ownership requirements described in the fifth and sixth bullet points above. If we fail to satisfy these share ownership requirements, except as provided in the next sentence, our status as a REIT will terminate. If, however, we do not know, or would not have known through the exercise of reasonable diligence, that we failed to meet the requirement described in the sixth bullet point above, we will be treated as having met this requirement. See “— Failure to Qualify as a REIT” below.

For purposes of determining share ownership under the sixth bullet point, an “individual” generally includes a supplemental unemployment compensation benefits plan, a private foundation, or a portion of a trust permanently set aside or used exclusively for charitable purposes. An “individual,” however, generally does not include a trust that is a qualified employee pension or profit sharing trust under the federal income tax laws, and the beneficiaries of such a trust will be treated as holding our shares in proportion to their actuarial interests in the trust for purposes of the sixth bullet point.

A corporation that is a “qualified REIT subsidiary” is not treated as a corporation separate from its parent REIT. All assets, liabilities, and items of income, deduction, and credit of a “qualified REIT subsidiary” are treated as assets, liabilities, and items of income, deduction, and credit of the REIT. A “qualified REIT subsidiary” is a corporation, all of the capital stock of which is owned by the REIT that does not join with the REIT in making a taxable REIT subsidiary election. Thus, in applying the requirements described herein, any “qualified REIT subsidiary” that we own will be ignored, and all assets, liabilities, and items of income, deduction, and credit of such subsidiary will be treated as our assets, liabilities, and items of income, deduction, and credit.

An unincorporated domestic entity, such as a limited liability company, that has a single owner, generally is not treated as an entity separate from its owner for federal income tax purposes. An unincorporated domestic entity with two or more owners is generally treated as a partnership for federal income tax purposes. In the case of a REIT that is a partner in a partnership, the REIT is treated as owning its proportionate share of the assets of the partnership and as earning its allocable share of the gross income of the partnership for purposes of the applicable REIT qualification tests.

If, as in our case, a REIT is a partner in a partnership, Treasury Regulations provide that the REIT will be deemed to own its proportionate capital share of the assets of the partnership and will be deemed to be entitled to the income of the partnership attributable to that capital share. Also, the character of the assets and gross income of the partnership will retain the same character in the hands of the REIT for purposes of Section 856 of the Code, including satisfying the gross income tests and the asset tests. In addition, for these purposes, the assets and items of income of any partnership in which we own a direct or indirect interest include such partnership’s share of assets and items of income of any partnership in which it owns an interest. The treatment described above also applies with respect to the ownership of interests in limited liability companies or other entities that are treated as partnerships for tax purposes.

We have direct or indirect control of all partnerships and limited liability companies and intend to continue to operate them in a manner consistent with the requirements for qualification as a REIT.

Ownership of Interests in Qualified REIT Subsidiaries

We may, from time to time, own interests in subsidiary corporations. We own and operate a number of properties through our wholly-owned subsidiaries that we believe will be treated as “qualified REIT subsidiaries” under the Code. A corporation will qualify as our qualified REIT subsidiary if we own 100% of its outstanding stock and if we do not elect with the subsidiary to treat it as a “taxable REIT subsidiary,” as described below. A corporation that is a qualified REIT subsidiary is not treated as a separate corporation for United States federal income tax purposes, and all assets, liabilities and items of income, deduction and credit of a qualified REIT subsidiary are treated as assets, liabilities and items of income, deduction and credit (as the case may be) of the parent REIT for all purposes under the Code (including all REIT qualification tests). Thus, in applying the United States federal income tax requirements described in this prospectus, the subsidiaries in which we own a 100% interest (other than any taxable REIT subsidiaries) are ignored, and all assets, liabilities and items of income, deduction and credit of such subsidiaries are treated as our assets, liabilities and items of income, deduction and credit. A qualified REIT subsidiary is not required to pay United States federal income tax, and our ownership of the stock of a qualified REIT subsidiary does not violate the restrictions on ownership of securities of any one issuer which constitute more than 10% of the voting power or value of such issuer’s securities or more than 5% of the value of our total assets, as described below in “— Asset Tests.”

Income Tests

We must satisfy two gross income tests annually to maintain our qualification as a REIT.

First, at least 75% of our gross income for each taxable year (excluding gross income from prohibited transactions) must consist of defined types of income that we derive, directly or indirectly, from investments relating to real property or mortgages on real property or qualified temporary investment income. Qualifying income for purposes of that 75% gross income test generally includes:

•	rents from real property;

•	interest on debt secured by mortgages on real property, or on interests in real property;

•	dividends or other distributions on, and gain from the sale of, shares in other REITs;

•	gain from the sale of real estate assets; and

•	income derived from the temporary investment of new capital that is attributable to the issuance of our shares of beneficial interest or a public offering of our debt with a maturity date of at least five years and that we receive during the one year period beginning on the date on which we received such new capital.

Second, in general, at least 95% of our gross income for each taxable year (excluding gross income from prohibited transactions) must consist of income that is qualifying income for purposes of the 75% gross income test, other types of interest and dividends, gain from the sale or disposition of stock or securities or any combination of these.

If we fail to satisfy one or both of the 75% or 95% gross income tests for any taxable year, we may nevertheless qualify as a REIT for such year if we are entitled to relief under certain provisions of the Code. These relief provisions generally will be available if our failure to meet such tests was due to reasonable cause and not due to willful neglect, if we attach a schedule of the sources of our income to our return, and if any income would be entitled to the benefit of these relief provisions. As discussed above in “U.S. Federal Taxation of NHI as a REIT,” even if these relief provisions were to apply, a tax would be imposed with respect to the excess net income.

Gross income from our sale of property that we hold primarily for sale to customers in the ordinary course of business is generally excluded from both the numerator and the denominator in both income tests. The following paragraphs discuss the specific application of the gross income tests to us.

Rents from Real Property. Rent that we receive from our real property will qualify as “rents from real property,” which is qualifying income for purposes of the 75% and 95% gross income tests, only if the following conditions are met:

•	First, the rent must not be based in whole or in part on the income or profits of any person. Participating rent, however, will qualify as “rents from real property” if it is based on percentages of receipts or sales.

•	Second, we must not own, and an actual or constructive owner of 10% or more of our capital stock must not own, actually or constructively, 10% or more of the interests in the assets or net profits of the tenant, or, if the tenant is a corporation, 10% or more of the voting power or value of all classes of stock of the tenant, unless such tenant is our taxable REIT subsidiary and certain other conditions are met. The uncertainty of the application of the attribution rules at any point in time makes uncertain the determination that all or the requisite percentage of rents received by us from tenants that are publicly owned entities, such as NHC, are “rents from real property” within the meaning of the Code. We believe that we have not owned directly or by attribution at any time 10% or more of the outstanding ownership interests in any tenant. If the rents received do not qualify, we might not qualify as a REIT unless the relief provisions described below are determined to be available. Management of NHI has carefully reviewed the ownership of NHC and of each other tenant and of our common stock with the foregoing attribution rules in mind and, to the best of its knowledge, we do not own directly or by attribution 10% or more of the outstanding ownership interests in any tenant, including NHC.

•	Third, the rent attributable to the personal property leased in connection with a lease of real property must not be greater than 15% of the total rent received under the lease. The rent attributable to personal property under a lease is the amount that bears the same ratio to total rent under the lease for the taxable year as the average of the fair market values of the leased personal property at the beginning and at the end of the taxable year bears to the average of the aggregate fair market values of both the real and personal property covered by the lease at the beginning and at the end of such taxable year (the “personal property ratio”).

•	Fourth, we cannot furnish or render noncustomary services to the tenants of our properties, or manage or operate our properties, other than through an independent contractor who is adequately compensated and from whom we do not derive or receive any income. However, we need not provide services through an “independent contractor,” but instead may provide services directly to our tenants, if the services are “usually or customarily rendered” in connection with the rental of space for occupancy only and are not considered to be provided for the tenants’ convenience. In addition, we may provide a minimal amount of “noncustomary” services to the tenants of a property, other than through an independent contractor, as long as our income from the services does not exceed 1% of our income from the related property. Finally, we may own up to 100% of the stock of one or more taxable REIT subsidiaries, which may provide noncustomary services to our tenants without tainting our rents from the related properties. We have not provided services to leased properties that have caused rents to be disqualified as rents from real property, and in the future, we intend that any services provided will not cause rents to be disqualified as rents from real property.

We generally do not intend to receive rent that fails to satisfy any of the above conditions. Notwithstanding the foregoing, we may have taken and may continue to take actions which fail to satisfy one or more of the above conditions to the extent that we determine, based on the advice of our tax counsel, that those actions will not jeopardize our tax status as a REIT. In addition, with respect to the limitation on the rental of personal property, we have not obtained appraisals of the real property and personal property leased to tenants. Accordingly, there can be no assurance that the IRS will agree with our determinations of value.

Prohibited Transactions. A REIT will incur a 100% tax on the net income derived from any sale or other disposition of property, other than foreclosure property, that the REIT holds primarily for sale to customers in the ordinary course of a trade or business. Under existing law, whether property is held as inventory or primarily for sale to customers in the ordinary course of a trade or business is a question of fact that depends on all of the facts and circumstances of the particular transaction. There is a safe harbor from such treatment, under which we will not be subject to the 100% tax with respect to a sale of property if (i) the property has been held for at least two years for the production of rental income prior to the sale, (ii) capitalized expenditures on the property in the two years preceding the sale are less than 30% of the net selling price of the property, and (iii) we either (a) have seven or fewer sales of property (excluding certain property obtained through foreclosure and other than certain involuntary conversions) in the year of sale or (b) (x) the aggregate fair market value or aggregate adjusted bases of property sold during the year of sale is 10% or less of the aggregate fair market value or aggregate adjusted bases, respectively, of all our assets as of the beginning of the taxable year, excluding sales of foreclosure property and involuntary conversions, and (y) substantially all of the marketing and development expenditures with respect to the property sold are made through an independent contractor from whom we derive no income. The sale of more than one property to a buyer as part of one transaction constitutes one sale for purposes of this safe harbor. We intend to own our properties for investment with a view to long-term appreciation, to engage in the business of acquiring, developing and owning rental properties and making occasional sales of properties as are consistent with our investment objectives, and we believe that we have complied with the safe harbor provisions and will continue to so comply in the future. However, the IRS may successfully contend that some of our sales are prohibited transactions, in which case we would be required to pay the 100% penalty tax on the gains resulting from any such sales.

Hedging Transactions. Except to the extent provided by Treasury Regulations, any income we derive from hedging transactions (which may include entering into interest rate swaps, caps, and floors, options to purchase such items, and futures and forward contracts) which is clearly identified as such as specified in the Code, including gain from the sale or disposition of such a transaction, will not constitute gross income for purposes of either the 75% or 95% gross income tests, and therefore will be exempt from these tests, but only to the extent that the transaction hedges indebtedness incurred or to be incurred by us to acquire or carry real estate assets or is entered into primarily to manage the risk of foreign currency fluctuations. Income from any hedging transactions not described above will likely continue to be treated as nonqualifying for both the 75% and 95% gross income tests.

The Treasury has the authority to determine whether any item of income or gain which does not otherwise qualify under the 75% or 95% gross income tests, may be excluded as gross income for purposes of such tests or may be considered income that qualifies under such test. We intend to structure any hedging or similar transactions so as not to jeopardize our status as a REIT.

Failure to Satisfy Gross Income Tests

If we fail to satisfy one or both of the gross income tests for any taxable year, we nevertheless may qualify as a REIT for that year if we qualify for relief under certain provisions of the federal income tax laws. Those relief provisions generally will be available if:

•	our failure to meet the income tests was due to reasonable cause and not due to willful neglect; and

•	we file a description of each item of our gross income in accordance with applicable Treasury Regulations.

We cannot with certainty predict whether any failure to meet these tests will qualify for the relief provisions. As discussed above in “— U.S. Federal Taxation of NHI as a REIT,” even if the relief provisions apply, we would incur a 100% tax on the gross income attributable to the greater of the amounts by which we fail the 75% and 95% gross income tests, multiplied by a fraction intended to reflect our profitability.

Asset Tests

To maintain our qualification as a REIT, we also must satisfy the following asset tests at the end of each quarter of each taxable year:

•	First, at least 75% of the value of our total assets must consist of: (a) cash or cash items, including certain receivables, (b) government securities, (c) real estate assets, including interests in real property, leaseholds and options to acquire real property and leaseholds, (d) interests in mortgages on real property, (e) stock in other REITs; and (f) investments in stock or debt instruments during the one year period following our receipt of new capital that we raise through equity offerings or offerings of debt with at least a five year term;

•	Second, of our investments not included in the 75% asset class, the value of our interest in any one issuer’s securities may not exceed 5% of the value of our total assets;

•	Third, we may not own more than 10% of the voting power or value of any one issuer’s outstanding securities;

•	Fourth, no more than 25% of the value of our total assets may consist of the securities of one or more taxable REIT subsidiaries; and

•	Fifth, no more than 25% of the value of our total assets may consist of the securities of taxable REIT subsidiaries and other non-TRS taxable subsidiaries and other assets that are not qualifying assets for purposes of the 75% asset test.

For purposes of the second and third asset tests, the term “securities” does not include stock in another REIT, equity or debt securities of a qualified REIT subsidiary or TRS, mortgage loans that constitute real estate assets, or equity interests in a partnership. For purposes of the 10% value test, the term “securities” generally does not include debt securities issued by a partnership to the extent of our interest as a partner of the partnership or if at least 75% of the partnership’s gross income (excluding income from prohibited transactions) is qualifying income for purposes of the 75% gross income test. In addition, “straight debt” and certain other instruments are not treated as “securities” for purposes of the 10% value test.

Failure to Satisfy the Asset Tests

We will monitor the status of our assets for purposes of the various asset tests and will manage our portfolio in order to comply at all times with such tests. If we fail to satisfy the asset tests at the end of a calendar quarter, we will not lose our REIT status if:

•	we satisfied the asset tests at the end of the preceding calendar quarter; and

•	the discrepancy between the value of our assets and the asset test requirements arose from changes in the market values of our assets and was not wholly or partly caused by the acquisition of one or more non-qualifying assets.

If we did not satisfy the condition described in the second item, above, we still could avoid disqualification by eliminating any discrepancy within 30 days after the close of the calendar quarter in which it arose.

If we fail to satisfy one or more of the asset tests for any quarter of a taxable year, we nevertheless may qualify as a REIT for such year if we qualify for relief under certain provisions of the Code. For example, there are relief provisions that are generally available for failures of the 5% asset test and the 10% asset tests if the failure is due to the ownership of assets that do not exceed the lesser of 1% of our total assets or $10 million, and the failure is corrected within six months following the quarter in which it was discovered. Additionally, there are provisions that allow a REIT that fails one or more of the asset requirements to maintain its qualification as a REIT if the failure is due to reasonable cause and not due to willful neglect, we file a schedule with a description of each asset causing the failure in accordance with Treasury Regulations, the failure is corrected within 6 months following the quarter in which it was discovered, and we pay a tax consisting of the greater of $50,000 per failure and a tax computed at the highest corporate rate on the amount of net income generated by the assets causing the failure from the date of failure until the assets are disposed of or we otherwise return to compliance with the asset test. We may not qualify for the relief provisions in all circumstances.

Taxable REIT Subsidiary

A REIT may directly or indirectly own stock in a taxable REIT subsidiary. A taxable REIT subsidiary may be any corporation in which we directly or indirectly own stock and where both NHI and the subsidiary make a joint election to treat the corporation as a taxable REIT subsidiary, in which case it is treated separately from us and will be subject to federal corporate income taxation. Our stock, if any, of a taxable REIT subsidiary is not subject to the 10% or 5% asset tests. Instead, the value of all taxable REIT securities owned by us cannot exceed 25% of the value of our assets. We currently own all of the membership interests of NHI-SS TRS, LLC, a taxable REIT subsidiary. Such taxable REIT subsidiary will be subject to federal corporate income taxation.

Distribution Requirements

Each taxable year, we must distribute dividends, other than capital gain dividends, to our stockholders in an aggregate amount not less than: the sum of (a) 90% of our “REIT taxable income,” computed without regard to the dividends-paid deduction or our net capital gain or loss, and (b) 90% of our after-tax net income, if any, from foreclosure property, minus the sum of certain items of non-cash income.

We must pay such dividends in the taxable year to which they relate, or in the following taxable year if we declare the dividend before we timely file our federal income tax return for the year and pay the dividend on or before the first regular dividend payment date after such declaration and within the twelve-month period following the close of such year. These distributions generally are taxable to our existing stockholders, other than tax-exempt entities, in the year in which paid. This is so even though these distributions may relate to the prior year for purposes of the 90% distribution requirement. However, if we declare a dividend in October, November or December of a taxable year, such dividend is payable to stockholders of record on a specified date in any such month and such dividend is actually paid before the end of the January of the following year, such dividend will be treated as both paid by us and received by our stockholders on December 31 of the year in which it was declared.

In order for distributions to be counted toward our distribution requirement and to provide a tax deduction to us, they must not be “preferential dividends.” A dividend is not a preferential dividend if it is pro rata among all outstanding shares within a particular class and is in accordance with the preferences among our different classes of stock set forth in our organizational documents. A distribution of a preferential dividend may cause other distributions to be treated as preferential dividends, possibly preventing us from satisfying the requirements for REIT qualification.

To the extent that we do not distribute all of our net capital gains or distribute at least 90%, but less than 100%, of our real estate investment trust taxable income, as adjusted, we will have to pay tax on those amounts at regular ordinary and capital gains corporate tax rates. Furthermore, if we fail to distribute during each calendar year at least the sum of (a) 85% of our ordinary income for that year, (b) 95% of our capital gain net income for that year, and (c) any undistributed taxable income from prior periods, we would have to pay a 4% nondeductible excise tax on the excess of the required dividend over the amounts actually distributed.

We believe we have made, and intend to continue to make, timely distributions sufficient to satisfy these annual distribution requirements and to minimize our corporate tax obligations. Further, we believe that our cash flow will generally exceed our REIT taxable income, and therefore, we anticipate that we will generally have sufficient cash or liquid assets to satisfy the distribution requirements. However, from time to time, we may not have sufficient cash or other liquid assets to meet the distribution requirements due to timing differences between the actual receipt of income and payment of deductible expenses, and the inclusion of income and deduction of expenses in determining our taxable income, or if the amount of nondeductible expenses (such as principal amortization or capital expenses) exceeds the amount of noncash deductions (such as depreciation). If these timing differences occur, we may be required to borrow funds or sell assets to pay cash dividends or we may be required to pay dividends in the form of taxable stock dividends in order to meet the distribution requirements.

Under certain circumstances, we may be able to correct a failure to meet the distribution requirements for a year by paying “deficiency dividends” to our stockholders in a later year. We may include such deficiency dividends in our deduction for dividends paid for the earlier year. Although we may be able to avoid income tax on amounts distributed as deficiency dividends, we will be required to pay interest and penalties based upon the amount of any deduction we take for deficiency dividends.

Recordkeeping Requirements

We must maintain certain records in order to qualify as a REIT. In addition, to avoid paying a penalty, we must request on an annual basis information from our stockholders designed to disclose the actual ownership of the outstanding common stock. We have complied and intend to continue to comply with these requirements.

Accounting Period

In order to elect to be taxed as a REIT, we must use a calendar year accounting period. We will use the calendar year as our accounting period for federal income tax purposes for each and every year we intend to operate as a REIT.

Failure to Qualify as a REIT

If we failed to qualify as a REIT in any taxable year and no relief provision applied, we would have the following consequences. We would be subject to federal income tax and any applicable alternative minimum tax at rates applicable to regular C corporations on our taxable income, determined without reduction for amounts distributed to stockholders. We would not be required to make any distributions to stockholders, and any dividends to stockholders would be taxable as ordinary income to the extent of our current and accumulated earnings and profits (which may be subject to tax at preferential rates to individual stockholders). Corporate stockholders could be eligible for a dividends-received deduction if certain conditions are satisfied. Unless we qualified for relief under specific statutory provisions, we would not be permitted to elect taxation as a REIT for the four taxable years following the year during which we ceased to qualify as a REIT. We might not be entitled to the statutory relief described in this paragraph in all circumstances.

Relief From Certain Failures of the REIT Qualification Provisions

If we fail to satisfy one or more of the requirements for REIT qualification (other than the income tests or the asset tests), we nevertheless may avoid termination of our REIT election in such year if the failure is due to reasonable cause and not due to willful neglect and we pay a penalty of $50,000 for each failure to satisfy the REIT qualification requirements. We may not qualify for this relief provision in all circumstances.

Taxation of Taxable U.S. Holders

For purposes of this discussion, the term “U.S. holder” means a beneficial owner of securities that is for U.S. federal income tax purposes:

•	a citizen or individual resident of the U.S.;

•	a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized under the laws of U.S., any State thereof or the District of Columbia;

•	a trust if it (1) is subject to the primary supervision of a court within the U.S. and one or more U.S. persons have the authority to control all substantial decisions of the trust, or (2) has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a U.S. person; or

•	an estate the income of which is subject to U.S. federal income tax regardless of its source.

If a partnership (including any entity treated as a partnership for U.S. federal income tax purposes) is a beneficial owner of our shares, the tax treatment of a partner in the partnership generally will depend upon the status of the partner and the activities of the partnership. A beneficial owner that is a partnership and partners in such a partnership should consult their tax advisors about the U.S. federal income tax consequences of the acquisition, ownership and disposition of our stock.

As long as we qualify as a REIT, distributions made by us out of our current or accumulated earnings and profits, and not designated as capital gain dividends, will constitute dividends taxable to our taxable U.S. holders as ordinary income. Individuals receiving “qualified dividends” from domestic and certain qualifying foreign subchapter C corporations may be entitled to lower rates on dividends (at rates applicable to long-term capital gains, currently at a maximum rate of 20%) provided certain holding period requirements are met. However, individuals receiving dividend distributions from us, a REIT, will generally not be eligible for such lower rates on dividends except with respect to the portion of any distribution which (a) represents dividends being passed through to us from a corporation in which we own shares (but only if such dividends would be eligible for the lower rates on dividends if paid by the corporation to its individual stockholders) (b) is equal to our REIT taxable income (taking into account the dividends paid deduction available to us) less any taxes paid by us on these items during our previous taxable year, or (c) are attributable to built-in gains realized and recognized by us from disposition of properties acquired by us in non-recognition transaction, less any taxes paid by us on these items during our previous taxable year. The lower rates will apply only to the extent we designate a distribution as qualified dividend income in a written notice to you. Individual taxable U.S. holders should consult their own tax advisors to determine the impact of these provisions. Dividends of this kind will not be eligible for the dividends received deduction in the case of taxable U.S. holders that are corporations. Dividends made by us that we properly designate as capital gain dividends will be taxable to taxable U.S. holders as gain from the sale of a capital asset held for more than one year, to the extent that such designated amounts do not exceed our actual net capital gain for the taxable year, without regard to the period for which a taxable U.S. holders has held its common stock. Thus, with certain limitations, capital gain dividends received by an individual taxable U.S. holder may be eligible for preferential rates of taxation. Taxable U.S. holders that are corporations may, however, be required to treat up to 20% of certain capital gain dividends as ordinary income. Capital gains on the sale of depreciable real property held for more than 12 months are subject to a 25% maximum federal income tax rate for taxpayers who are individuals, to the extent of previously-claimed depreciation deductions.

To the extent that we pay dividends, not designated as capital gain dividends, in excess of our current and accumulated earnings and profits, these dividends will be treated first as a tax-free return of capital to each taxable U.S. holder. Thus, these dividends will reduce the adjusted basis which the taxable U.S. holder has in our stock for tax purposes by the amount of the dividend, but not below zero. Dividends in excess of a taxable U.S. holder’s adjusted basis in its common stock will be taxable as capital gains, provided that the stock is held as a capital asset.

Stockholders may not include in their own income tax returns any of our net operating losses or capital losses. However, we generally are allowed to carry over such losses for potential offset against our future income, subject to certain limitations.

We may elect to retain, rather than distribute, all or a portion of our net long-term capital gains and pay the tax on such gains. If we make such an election, we will designate amounts as undistributed capital gains in respect of your shares or beneficial interests by written notice to you which we will mail out to you with our annual report or at any time within 60 days after December 31 of any year. When we make such an election, taxable U.S. holders holding common stock at the close of our taxable year will be required to include, in computing their long-term capital gains for the taxable year in which the last day of our taxable year falls, the amount that we designate in a written notice mailed to our stockholders. We may not designate amounts in excess of our undistributed net capital gain for the taxable year. Each taxable U.S. holder required to include the designated amount in determining the holder’s long-term capital gains will be deemed to have paid, in the taxable year of the inclusion, the tax paid by us in respect of such U.S. holder’s share of our undistributed net capital gains. Taxable U.S. holders to whom these rules apply will be allowed a credit or a refund, as the case may be, for the tax they are deemed to have paid. Taxable U.S. holders will increase their basis in their stock by the difference between the amount of the includible gains and the tax deemed paid by the stockholder in respect of these gains.

Dividends made by us and gain arising from a taxable U.S. holder’s sale or exchange of our stock will not be treated as passive activity income. As a result, taxable U.S. holders generally will not be able to apply any passive losses against that income or gain. A U.S. holder may elect to treat capital gain dividends, capital gains from the disposition of stock and qualified dividend income as investment income for purposes of computing the investment interest limitation, but in such case, the holder will be taxed at ordinary income rates on such amount. Other distributions made by us, to the extent they do not constitute a return of capital, generally will be treated as investment income for purposes of computing the investment interest limitation.

When a taxable U.S. holder sells or otherwise disposes of our securities, the holder will recognize gain or loss for federal income tax purposes in an amount equal to the difference between (a) the amount of cash and the fair market value of any property received on the sale or other disposition, and (b) the holder’s adjusted basis in the security for tax purposes. This gain or loss will be capital gain or loss if the U.S. holder has held the security as a capital asset. The gain or loss will be long-term gain or loss if the U.S. holder has held the security for more than one year. Long-term capital gains of an individual taxable U.S. holder is generally taxed at preferential rates (currently, a maximum of 20%). Any gain recognized by an individual stockholder on the sale of our securities held for less than one year will be taxed at ordinary income rates (currently, a maximum of 39.6%). The characterization of income as capital gain or ordinary income may affect the deductibility of capital losses. A non-corporate taxpayer may deduct capital losses not offset by capital gains against its ordinary income only up to a maximum of $3,000 annually. A non-corporate taxpayer may carry unused capital losses forward indefinitely. A corporate taxpayer must pay tax on its net capital gains at corporate ordinary-income rates. A corporate taxpayer may deduct capital losses only to the extent of capital gains, with unused losses carried back three years and forward five years. In general, any loss recognized by a taxable U.S. holder when the holder sells or otherwise disposes of our securities that the holder has held for six months or less, after applying certain holding period rules, will be treated as a long-term capital loss, to the extent of dividends received by the holder from us which were required to be treated as long-term capital gains.

Redemption or Repurchase by Us

A redemption or repurchase of shares of our stock will be treated under Section 302 of the Code as a distribution taxable as a dividend to the extent of our current and accumulated earnings and profits at ordinary income rates unless the redemption or repurchase satisfies one of the tests set forth in Section 302(b) of the Code and is therefore treated as a sale or exchange of the redeemed or repurchased shares. The redemption or repurchase will be treated as a sale or exchange if it:

•	is “substantially disproportionate” with respect to the U.S. holder;

•	results in a “complete termination” of the U.S. holder’s stock interest in us; or

•	is “not essentially equivalent to a dividend” with respect to the U.S. holder, all within the meaning of Section 302(b) of the Code.

In determining whether any of these tests have been met, shares of capital stock, including common stock and other equity interests in us, considered to be owned by the U.S. holder by reason of certain constructive ownership rules set forth in the Code, as well as shares of our capital stock actually owned by the U.S. holder, must generally be taken into account. Because the determination as to whether any of the alternative tests of Section 302(b) of the Code will be satisfied with respect to the U.S. holder depends upon the facts and circumstances at the time that the determination must be made, U.S. holders are advised to consult their tax advisors to determine such tax treatment.

If a redemption or repurchase of shares of our stock is treated as a distribution taxable as a dividend, the amount of the distribution will be measured by the amount of cash and the fair market value of any property received. A U.S. holder’s adjusted basis in the redeemed or repurchased shares of the stock for tax purposes will be transferred to its remaining shares of our capital stock, if any. If a U.S. holder owns no other shares of our capital stock, such basis may, under certain circumstances, be transferred to a related person or it may be lost entirely.

If a redemption or repurchase of shares of our stock is not treated as a distribution taxable as a dividend, it will be treated as a taxable sale or exchange.

Medicare Tax on Investment Income

Subject to certain exceptions, U.S. holders that are individuals, estates or trusts are required to pay a 3.8% Medicare tax on, among other items of income, dividends and capital gains from the sale or other disposition of our stock. U.S. holders are urged to consult their tax advisors regarding the effect, if any, of this tax on their ownership and disposition of our stock.

Information Reporting Requirements and Backup Withholding

We will report to our holders of our stock and to the IRS the amount of interest or dividends we pay during each calendar year and the amount of tax we withhold, if any. A holder may be subject to backup withholding with respect to dividends unless the holder:

•	is a corporation or comes within certain other exempt categories and, when required, demonstrates this fact; or

•	provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with the applicable requirements of the backup withholding rules.

A holder who does not provide us with its correct taxpayer identification number also may be subject to penalties imposed by the IRS. Any amount paid as backup withholding will be creditable against the holder’s income tax liability. In addition, we may be required to withhold a portion of capital gain dividends to any holders who fail to certify their non-foreign status to us. For a discussion of the backup withholding rules as applied to non-U.S. holders, see “— Taxation of Non-U.S. Holders.”

Taxation of Tax-Exempt Holders

Amounts distributed as dividends by a REIT generally do not constitute unrelated business taxable income when received by a tax-exempt entity. Provided that a tax-exempt holder is not one of the types of entity described in the next paragraph and has not held its stock as “debt financed property” within the meaning of the Code, and the stock is not otherwise used in a trade or business, the dividend income from the stock will not be unrelated business taxable income to a tax-exempt stockholder. Similarly, income from the sale of stock will not constitute unrelated business taxable income unless the tax-exempt holder has held the stock as “debt financed property” within the meaning of the Code or has used the stock in a trade or business.

Income from an investment in our securities will constitute unrelated business taxable income for tax-exempt stockholders that are social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts, and qualified group legal services plans exempt from federal income taxation under the applicable subsections of Section 501(c) of the Code, unless the organization is able to properly deduct amounts set aside or placed in reserve for certain purposes so as to offset the income generated by its securities. Prospective investors of the types described in the preceding sentence should consult their own tax advisors concerning these “set aside” and reserve requirements.

Notwithstanding the foregoing, however, a portion of the dividends paid by a “pension-held REIT” will be treated as unrelated business taxable income to any trust which:

•	is described in Section 401(a) of the Code;

•	is tax-exempt under Section 501(a) of the Code; and

•	holds more than 10% (by value) of the equity interests in the REIT.

Tax-exempt pension, profit-sharing and stock bonus funds that are described in Section 401(a) of the Code are referred to below as “qualified trusts.” A REIT is a “pension-held REIT” if:

•	it would not have qualified as a REIT but for the fact that Section 856(h)(3) of the Code provides that stock owned by qualified trusts will be treated, for purposes of the “not closely held” requirement, as owned by the beneficiaries of the trust (rather than by the trust itself); and

•	either (a) at least one qualified trust holds more than 25% by value of the interests in the REIT or (b) one or more qualified trusts, each of which owns more than 10% by value of the interests in the REIT, hold in the aggregate more than 50% by value of the interests in the REIT.

The percentage of any REIT dividend treated as unrelated business taxable income to a qualifying trust is equal to the ratio of (a) the gross income of the REIT from unrelated trades or businesses, determined as though the REIT were a qualified trust, less direct expenses related to this gross income, to (b) the total gross income of the REIT, less direct expenses related to the total gross income. We do not expect to be classified as a pension-held REIT, but this cannot be guaranteed.

The rules described above in “— Taxation of Taxable U.S. Holders” concerning the inclusion of our designated undistributed net capital gains in the income of our stockholders will apply to tax-exempt entities. Thus, tax-exempt entities will be allowed a credit or refund of the tax deemed paid by these entities in respect of the includible gains.

Taxation of Non-U.S. Holders

The rules governing U.S. federal income taxation of nonresident alien individuals, foreign corporations, foreign partnerships and other foreign stockholders are complex. This section is only a summary of such rules. We urge non-U.S. holders to consult their own tax advisors to determine the impact of federal, state, and local income tax laws on ownership of common stock, including any reporting requirements.

Ordinary Dividends. Dividends, other than dividends that are treated as attributable to gain from sales or exchanges by us of U.S. real property interests, as discussed below, and other than dividends designated by us as capital gain dividends, will be treated as ordinary income to the extent that they are made out of our current or accumulated earnings and profits. A withholding tax equal to 30% of the gross amount of the dividend will ordinarily apply to dividends of this kind to non-U.S. holders, unless an applicable income tax treaty reduces that tax. However, if income from an investment in our stock is treated as effectively connected with the non-U.S. holder’s conduct of a U.S. trade or business or is attributable to a permanent establishment that the non-U.S. holder maintains in the U.S. (if that is required by an applicable income tax treaty as a condition for subjecting the non-U.S. holder to U.S. taxation on a net income basis), tax at graduated rates will generally apply to the non-U.S. holder in the same manner as U.S. holders are taxed with respect to dividends, and the 30% branch profits tax may also apply if the stockholder is a foreign corporation. We expect to withhold U.S. tax at the rate of 30% on the gross amount of any dividends, other than dividends treated as attributable to gain from sales or exchanges of U.S. real property interests and capital gain dividends, paid to a non-U.S. holder, unless (a) a lower treaty rate applies and the required form evidencing eligibility for that reduced rate (ordinarily, IRS Form W-8BEN or W-8BEN-E) is filed with us or the appropriate withholding agent or (b) the non-U.S. holders files an IRS Form W-8ECI or a successor form with us or the appropriate withholding agent claiming that the dividends are effectively connected with the non-U.S. holder’s conduct of a U.S. trade or business. However, amounts withheld should generally be refundable if it is subsequently determined that the distribution was, in fact, in excess of our current and accumulated earnings and profits, provided that certain conditions are met.

Dividends to a non-U.S. holder that are designated by us at the time of dividend as capital gain dividends which are not attributable to or treated as attributable to the disposition by us of a U.S. real property interest generally will not be subject to U.S. federal income taxation, except as described below.

Return of Capital. Distributions in excess of our current and accumulated earnings and profits, which are not treated as attributable to the gain from our disposition of a U.S. real property interest, will not be taxable to a non-U.S. holder to the extent that they do not exceed the adjusted basis of the non-U.S. holder’s stock. Distributions of this kind will instead reduce the adjusted basis of the stock. To the extent that distributions of this kind exceed the adjusted basis of a non-U.S. holder’s common stock, they will give rise to tax liability if the non-U.S. holder otherwise would have to pay tax on any gain from the sale or disposition of its common stock, as described below. If it cannot be determined at the time a distribution is made whether the distribution will be in excess of current and accumulated earnings and profits, withholding will apply to the distribution at the rate applicable to dividends. However, the non-U.S. holder may seek a refund of these amounts from the IRS if it is subsequently determined that the distribution was, in fact, in excess of our current accumulated earnings and profits.

Capital Gain Dividends. For any year in which we qualify as a REIT, dividends that are attributable to gain from sales or exchanges by us of U.S. real property interests will be taxed to a non-U.S. holder under the provisions of the Foreign Investment in Real Property Tax Act of 1980, as amended. Under this statute, these dividends are taxed to a non-U.S. holder as if the gain were effectively connected with a U.S. business. Thus, non-U.S. holders will be taxed on the dividends at the normal capital gain rates applicable to U.S. holders, subject to any applicable alternative minimum tax and special alternative minimum tax in the case of non-U.S. holders that are individuals. The above rules relating to distributions attributable to gains from our sales or exchanges of U.S. real property interests (or such gains that are retained and deemed to be distributed) will not apply with respect to a non-U.S. holder that does not own more than 5% of our common stock at any time during the taxable year, provided our common stock is “regularly traded” on an established securities market in the U.S. We believe, but cannot guarantee, that our stock is, or will remain, “regularly traded.” We are required by applicable Treasury Regulations under the Foreign Investment in Real Property Tax Act of 1980, as amended, to withhold 35% of any distribution that we could designate as a capital gains dividend. However, if we designate as a capital gain dividend a distribution made before the day we actually effect the designation, then although the distribution may be taxable to a non-U.S. holder, withholding does not apply to the distribution under this statute. Rather, we must effect the 35% withholding from distributions made on and after the date of the designation, until the distributions so withheld equal the amount of the prior distribution designated as a capital gain dividend. The non-U.S. holder may credit the amount withheld against its U.S. tax liability.

Sale of Our Stock. Gain recognized by a non-U.S. holder upon a sale or exchange of our stock generally will not be taxed under the Foreign Investment in Real Property Tax Act if we are a “domestically controlled REIT,” defined generally as a REIT, less than 50% in value of whose stock is and was held directly or indirectly by foreign persons at all times during a specified testing period. We believe, but cannot guarantee, that we have been and will continue to be a domestically controlled REIT, and, therefore, that taxation under this statute generally should not apply to the sale of our common stock. However, because our stock is publicly traded, no assurance can be given that the we will qualify as a domestically controlled REIT at any time in the future. Gain to which this statute does not apply will be taxable to a non-U.S. holder if investment in the common stock is treated as effectively connected with the non-U.S. holder’s U.S. trade or business or is attributable to a permanent establishment that the non-U.S. holder maintains in the U.S. (if that is required by an applicable income tax treaty as a condition for subjecting the non-U.S. holders to U.S. taxation on a net income basis). In this case, the same treatment will apply to the non-U.S. holders as to U.S. holders with respect to the gain. In addition, gain to which the Foreign Investment in Real Property Tax Act does not apply will be taxable to a non-U.S. holder if the non-U.S. holder is a nonresident alien individual who was present in the U.S. for 183 days or more during the taxable year to which the gain is attributable. In this case, a 30% tax will apply to the nonresident alien individual’s capital gains. A similar rule will apply to capital gain dividends to which this statute does not apply.

If we were not a domestically controlled REIT, tax under the Foreign Investment in Real Property Tax Act would apply to a non-U.S. holder’s sale of common stock only if the selling non-U.S. holders owned more than 5% of the class of common stock sold at any time during a specified period. This period is generally the shorter of the period that the non-U.S. holder owned the common stock sold or the five-year period ending on the date when the stockholder disposed of the common stock. If tax under this statute applies to the gain on the sale of common stock, the same treatment would apply to the non-U.S. holder as to U.S. holders with respect to the gain, subject to any applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals.

Backup Withholding and Information Reporting

Generally, we must report annually to the IRS the amount of dividends paid to a non-U.S. holder, such holder’s name and address, and the amount of tax withheld, if any. A similar report is sent to the non-U.S. holder. Pursuant to tax treaties or other agreements, the IRS may make its reports available to tax authorities in the non-U.S. holder’s country of residence.

Payments of dividends or of proceeds from the disposition of stock made to a non-U.S. holder may be subject to information reporting and backup withholding unless such holder establishes and exemption, for example, by properly certifying its non-United States status on an IRS Form W-8BEN or W-8BEN-E or another appropriate version of IRS Form W-8. Notwithstanding the foregoing, backup withholding and information reporting may apply if either we have or are paying agent has actual knowledge, or reason to know, that a non-U.S. holder is a United States person.

Backup withholding is not an additional tax. Rather, the United States income tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund or credit may be obtained, provided that the required information is furnished to the IRS in a timely manner.

Tax Aspects of the Partnerships

We own, directly or indirectly, interests in various partnerships and limited liability companies which are treated as partnerships or disregarded entities for United States federal income tax purposes and may own interests in additional partnerships and limited liability companies in the future. Our ownership interests in such partnerships and limited liability companies involve special tax considerations. These special tax considerations include, for example, the possibility that the IRS might challenge the status of one or more of the partnerships or limited liability companies in which we own an interest as partnerships or disregarded entities, as opposed to associations taxable as corporations, for United States federal income tax purposes. If a partnership or limited liability company in which we own an interest, or one or more of its subsidiary partnerships or limited liability companies, were treated as an association, it would be taxable as a corporation and would therefore be subject to an entity-level tax on its income. In this situation, the character of our assets and items of gross income would change, and could prevent us from satisfying the REIT asset tests and possibly the REIT income tests. See “U.S. Federal Taxation of NHI as a REIT-Asset Tests” and “U.S. Federal Taxation of NHI as a REIT-Income Tests” above. This, in turn, could prevent us from qualifying as a REIT. See “— Failure to Qualify as a REIT” for a discussion of the effect on our failure to meet these tests. In addition, a change in the tax status of one or more of the partnerships or limited liability companies in which we own an interest might be treated as a taxable event. If so, we might incur a tax liability without any related cash distributions.

Treasury Regulations that apply for tax periods beginning on or after January 1, 1997, provide that a domestic business entity not organized or otherwise required to be treated as a corporation (an “eligible entity”) may elect to be taxed as a partnership or disregarded entity for United States federal income tax purposes. Unless it elects otherwise, an eligible entity in existence prior to January 1, 1997, will have the same classification for United States federal income tax purposes that it claimed under the entity classification Treasury Regulations in effect prior to this date. In addition, an eligible entity which did not exist or did not claim a classification prior to January 1, 1997, will be classified as a partnership or disregarded entity for United States federal income tax purposes unless it elects otherwise. The partnerships and limited liability companies in which we own an interest intend to claim classification as partnerships or disregarded entities under these Treasury Regulations. As a result, we believe that these partnerships and limited liability companies will be classified as partnerships or disregarded entities for United States federal income tax purposes.

Taxation of the Leases

The availability to us of, among other things, depreciation on our Health Care Facilities will depend upon the treatment of us as the owner of the Health Care Facilities and the classification of our leases as true leases, rather than, for example, financing transactions for federal income tax purposes. Based on a number of court decisions, whether we will be treated as the owner of the Health Care Facilities and whether each lease will constitute a true lease for federal income tax purposes will be determined by reference to the facts and circumstances.

No assurances can be given that the IRS will not successfully challenge our status as the owner of the Health Care Facilities and the status of each lease as a true lease. For example, the IRS could take the position that NHC’s original contribution of the real property in 1991 and leaseback of the Health Care Facilities by NHC constituted a financing transaction in which NHC is the owner and NHI merely a secured creditor. In such event, we would not be entitled to claim depreciation with respect to any facility subject to the lease. As a consequence, we might lack sufficient cash or liquid assets to meet the distribution requirements, or if the requirements were met, a larger percentage of distributions from us in a particular year would constitute ordinary dividend income instead of a partial return of capital to our stockholders.

State and Local Taxes

We and/or our securityholders may be subject to taxation by various states and localities, including those in which we or a holder transacts business, owns property or resides. The state and local tax treatment may differ from the federal income tax treatment described above. For instance, while some states recognize the status of REITs as corporations and permit them to substantially eliminate corporate-level taxation via deductible distributions, other states may not. Consequently, holders should consult their own tax advisors regarding the effect of state and local tax laws upon an investment in our securities.

Withholding Taxes on Certain Foreign Accounts

Recently enacted legislation may impose withholding taxes on certain types of payments made to “foreign financial institutions” and certain other non-United States entities. Under these rules, the failure to comply with additional certification, information reporting and other specified requirements could result in withholding tax being imposed on payments of dividends and sales proceeds to U.S. holders who own our capital stock through foreign accounts or foreign intermediaries and certain non-U.S. holders. Specifically, after June 30, 2014, a 30% withholding tax may be imposed on dividends, and, after December 31, 2016, gross proceeds from the sale or other disposition of capital stock paid to a foreign financial institution or to a foreign non-financial entity, unless (i) the foreign financial institution undertakes certain diligence and reporting obligations or (ii) the foreign non-financial entity either certifies it does not have any substantial United States owners or furnishes identifying information regarding each substantial United States owner. If the payee is a foreign financial institution, it must enter into an agreement with the United States Treasury requiring, among other things, that it undertake to identify accounts held by certain United States persons or United States-owned foreign entities, annually report certain information about such accounts, and withhold 30% on payments to certain other account holders. Prospective investors should consult their tax advisors regarding these rules.

Investors Should Seek Their Own Tax Advice

The preceding is a brief summary of the tax considerations potentially affecting NHI and its stockholders. This discussion is based on the current state of the law, which is subject to legislative, administrative or judicial actions. Moreover, the discussion does not fully address consideration that may adversely affect the treatment of certain prospective investors (such as corporations, foreign and tax-exempt investors). In these circumstances, and particularly because the ultimate tax impact may vary depending upon the personal circumstances of each investor, ALL PROSPECTIVE INVESTORS SHOULD CONSULT THEIR OWN TAX ADVISORS CONCERNING THE TAX ASPECTS OF OWNING AND DISPOSING OF COMMON STOCK OR PREFERRED STOCK OF NHI.

ERISA CONSIDERATIONS

NHI intends to conduct its affairs so that its assets will not be deemed to be “plan assets” of any individual retirement account, employee benefit plan subject to Title I of the Employee Retirement Income Security Act of 1974, as amended, or other qualified retirement plan subject to Section 4975 of the Code which acquires its securities. The Company believes that, under present law, its distributions do not create so called “unrelated business taxable income” to tax exempt entities such as pension trusts, subject, however, to special rules which apply to pension trusts holding more than 10% of the securities.

PLAN OF DISTRIBUTION

We may offer and sell the securities from time to time as follows:

•	through agents;

•	to or through dealers or underwriters;

•	directly to other purchasers;

•	in block trades;

•	through a combination of any of these methods of sale; and

•	through any other method permitted by applicable law and described in a prospectus supplement.

In addition, the securities may be issued as a dividend or distribution or in a subscription rights offering to existing holders of securities. In some cases, we may also repurchase securities and reoffer them to the public by one or more of the methods described above.

The prospectus supplement with respect to any offering of securities will include the following information:

•	the terms of the offering;

•	the names of any underwriters or agents;

•	the name or names of any managing underwriter or underwriters;

•	the purchase price or initial public offering price of the securities;

•	the net proceeds from the sale of the securities;

•	any delayed delivery arrangements;

•	any underwriting discounts, commissions and other items constituting underwriters’ compensation;

•	any discounts or concessions allowed or reallowed or paid to dealers;

•	any commissions paid to agents; and

•	any securities exchange on which the securities may be listed.

Any initial public offering price, discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

The securities we distribute by any of these methods may be sold to the public, in one or more transactions, either:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to prevailing market prices;

•	at prices determined by an auction process; or

•	at negotiated prices.

We may solicit offers to purchase securities directly from the public from time to time. We may also designate agents from time to time to solicit offers to purchase securities from the public on our behalf. The prospectus supplement relating to any particular offering of securities will name any agents designated to solicit offers, and will include information about any commissions we may pay the agents, in that offering. Agents may be deemed to be “underwriters” as that term is defined in the Securities Act.

From time to time, we may sell securities to one or more dealers as principals. The dealers, who may be deemed to be “underwriters” as that term is defined in the Securities Act, may then resell those securities to the public.

We may sell securities from time to time to one or more underwriters, who would purchase the securities as principals for resale to the public, either on a firm-commitment or best-efforts basis. If we sell securities to underwriters, we will execute an underwriting agreement with them at the time of sale and will name them in the applicable prospectus supplement. In connection with those sales, underwriters may be deemed to have received compensation from us in the form of underwriting discounts or commissions and may also receive commissions from purchasers of the securities for whom they may act as agents. Underwriters may resell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from purchasers for whom they may act as agents. The applicable prospectus supplement will include information about any underwriting compensation we pay to underwriters, and any discounts, concessions or commissions underwriters allow to participating dealers, in connection with an offering of securities.

Underwriters or agents could make sales deemed to be an “at-the-market” offering as defined in Rule 415 promulgated under the Securities Act, including sales made directly on the NYSE, the existing trading market for our common stock, or sales made to or through a market maker other than on an exchange. Unless otherwise indicated in the prospectus supplement, any agent will be acting on a reasonable best efforts basis for the period of its appointment. Any agent may, and if acting as agent in an “at-the-market” equity offering will, be deemed to be an underwriter, as that term is defined in the Securities Act, of the offered securities.

If we offer securities in a subscription rights offering to our existing security holders, we may enter into a standby underwriting agreement with dealers, acting as standby underwriters. We may pay the standby underwriters a commitment fee for the securities they commit to purchase on a standby basis. Additionally, before the expiration date for the subscription rights, the standby underwriters may offer the securities, including securities they may acquire through the purchase and exercise of subscription rights, on a when-issued basis at prices set from time to time by them. After the expiration date, the standby underwriters may offer the securities, whether acquired under the standby underwriting agreement, on exercise of subscription rights or by purchase in the market, to the public at prices to be determined by them. Thus, standby underwriters may realize profits or losses independent of the underwriting discounts or commissions we may pay them. If we do not enter into a standby underwriting arrangement, we may retain a dealer-manager to manage a subscription rights offering for us. Any dealer-manager we retain may acquire securities by purchasing and exercising the subscription rights and resell the securities to the public at prices it determines. As a result, a dealer-manager may realize profits or losses independent of any dealer-manager fee paid by us.

We may authorize underwriters, dealers and agents to solicit from third parties offers to purchase securities under contracts providing for payment and delivery on future dates. The third parties with whom we may enter into contracts of this kind may include banks, insurance companies, pension funds, investment companies, educational and charitable institutions, and others. The applicable prospectus supplement will describe the material terms of these contracts, including any conditions to the purchasers’ obligations and will include information about any commissions we may pay for soliciting these contracts.

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment).

Underwriters, dealers, agents and other persons may be entitled, under agreements that they may enter into with us, to indemnification by us against civil liabilities, including liabilities under the Securities Act.

Underwriters may engage in stabilizing and syndicate covering transactions in accordance with Rule 104 of Regulation M. Rule 104 permits stabilizing bids to purchase the securities being offered as long as the stabilizing bids do not exceed a specified maximum. Underwriters may over-allot the offered securities in connection with the offering, thus creating a short position in their account. Syndicate covering transactions involve purchases of the offered securities by underwriters in the open market after the distribution has been completed in order to cover syndicate short positions. Stabilizing and syndicate covering transactions may cause the price of the offered securities to be higher than it would otherwise be in the absence of these transactions. These transactions, if commenced, may be discontinued at any time.

The underwriters, dealers and agents, as well as their associates, may be customers of or lenders to, and may engage in transactions with and perform services for, NHI and its subsidiaries in the ordinary course of business.

VALIDITY OF SECURITIES

Unless otherwise indicated in the applicable prospectus supplement, the validity of the securities offered hereby will be passed upon for us by Locke Lord LLP. Any underwriters will be advised about other issues relating to any transaction by their own legal counsel.

EXPERTS

The financial statements and schedules as of December 31, 2012 and 2011 and for each of the three years in the period ended December 31, 2012, management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2012, and the historical statements of revenues and certain direct operating expenses of Care YBE Subsidiary LLC for the year ended December 31, 2012, as set forth in the Current Report on Form 8-K/A filed by us with the SEC on September 4, 2013, incorporated by reference in this prospectus have been so incorporated in reliance on the reports of BDO USA, LLP, an independent registered public accounting firm, incorporated herein by reference, given on authority of said firm as experts in auditing and accounting.

4,500,000 Shares

Common Stock

PROSPECTUS SUPPLEMENT

November     , 2013

Wells Fargo Securities

BofA Merrill Lynch

BMO Capital Markets